Exhibit 10.30

GROUND LEASE

between

CITY OF WAUKEGAN,

an Illinois home rule municipality

(“Landlord”)

and

FHR-ILLINOIS LLC,

a Delaware limited liability company

(“Tenant”)

For the Premises Located At:

600 Lakehurst Road

Waukegan, Illinois

Date of Lease: January 18, 2023

Table of Contents

ARTICLE 1 DEFINITIONS2

Section 1.1Definitions2

ARTICLE 2 THE DEMISE FOR THE TERM8

Section 2.1Demise8

Section 2.2Term8

Section 2.3Lease Not Terminable Except as Provided Herein8

Section 2.4Purchase Option8

Section 2.5Delivery of Possession9

Section 2.6Termination of DHCA9

ARTICLE 3 QUIET ENJOYMENT; “AS IS” CONDITION9

Section 3.1Covenant of Quiet Enjoyment9

Section 3.2As Is Condition9

ARTICLE 4 RENT10

Section 4.1Rent10

Section 4.2Annual Minimum Rent10

Section 4.3Proration11

Section 4.4Place of Payment11

Section 4.5Absolute Net Lease11

Section 4.6Rent is Not Contingent12

ARTICLE 5 PAYMENT OF TAXES, ASSESSMENTS, AND OTHER IMPOSITIONS; UTILITIES12

Section 5.1Payment of Impositions12

Section 5.2Place of Payment14

Section 5.3Limitations14

Section 5.4Right to Contest Impositions14

Section 5.5Failure to Pay Impositions14

Section 5.6Leasehold Parcel Identification Number15

Section 5.7Payment of Public Utility Charges15

Section 5.8Reduction of Assessed Valuation15

Section 5.9Landlord Cooperation15

ARTICLE 6 CONSTRUCTION15

Section 6.1Improvements15

Section 6.2Control of Construction15

Section 6.3Title to Improvements16

ARTICLE 7 USE AND OPERATION OF THE PREMISES16

Section 7.1Use of the Premises16

Section 7.2Compliance with Requirements of Law and Governmental Requirements16

Section 7.3Unforeseen Requirements16

Section 7.4No Ongoing Interest17

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ARTICLE 8 INSURANCE AND INDEMNIFICATION17

Section 8.1General Liability and Casualty Insurance17

Section 8.2Additional Policy Requirements17

Section 8.3Certificates of Insurance and Payment of Premiums17

Section 8.4Liability for Premium and Deductible Amounts17

Section 8.5Tenant's Indemnity.18

Section 8.6Subrogation19

ARTICLE 9 CONDITION OF IMPROVEMENTS19

Section 9.1Tenant Obligation to Maintain19

Section 9.2No Landlord Obligation19

Section 9.3Alteration of Improvements20

Section 9.4Liens.20

Section 9.5Environmental Matters.22

ARTICLE 10 DAMAGE OR DESTRUCTION23

ARTICLE 11 SUBLETTING AND ASSIGNMENT23

Section 11.1No Assignment or Subletting23

Section 11.2Transfers of Control24

Section 11.3Assignment by Landlord24

ARTICLE 12 CONDEMNATION24

Section 12.1General24

Section 12.2Notice24

Section 12.3Waiver25

Section 12.4Major Condemnation25

Section 12.5Partial Condemnation25

Section 12.6Allocation of Condemnation Award25

Section 12.7Temporary Easement26

Section 12.8Benefit of Landlord and Tenant26

Section 12.9Reserved27

Section 12.10Arbitration27

ARTICLE 13 EASEMENTS; LANDLORD'S ACCESS28

Section 13.1Easements.28

Section 13.2Landlord's Access to Premises28

Section 13.3Application(s) and Filings28

ARTICLE 14 DEFAULT PROVISIONS29

Section 14.1Tenant's Default.29

Section 14.2Landlord's Cure of Tenant's Default29

Section 14.3Interest on Unpaid Sums30

Section 14.4Default by Landlord30

Section 14.5Intentionally Omitted.30

Section 14.6Leasehold Mortgagee's Right to Cure30

Section 14.7Gaming Laws31

Section 14.8Future Modifications31

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ARTICLE 15 FINANCING31

Section 15.1Landlord’s Financing32

Section 15.2Tenant's Financing32

ARTICLE 16 HOLDING OVER AND SURRENDER35

ARTICLE 17 PROPERTY OF TENANT36

Section 17.1Personal Property, Trade Fixtures and Equipment36

Section 17.2Abandonment of Property36

ARTICLE 18 ESTOPPEL CERTIFICATES37

Section 18.1Estoppel Certificates37

ARTICLE 19 NOTICES37

Section 19.1Manner of Making Notices37

Section 19.2When Notice Deemed Given39

ARTICLE 20 MISCELLANEOUS39

Section 20.1Covenants to Run with the Land39

Section 20.2Survival of Indemnity and Payment Obligations39

Section 20.3No Merger of Estates39

Section 20.4Relationship of Parties39

Section 20.5Successors and Assigns40

Section 20.6Entire Agreement40

Section 20.7Force Majeure Occurrences40

Section 20.8Memorandum of Lease40

Section 20.9Invalidity of Provisions40

Section 20.10Remedies Cumulative40

Section 20.11Waiver of Remedies Not to be Inferred41

Section 20.12Amendments41

Section 20.13Singular and Plural41

Section 20.14Captions41

Section 20.15Governing Law; Consent to Jurisdiction41

Section 20.16Attorneys' Fees41

Section 20.17Counterparts41

Section 20.18Brokers42

Section 20.19Time is of the Essence42

Section 20.20No Third Party Beneficiaries42

Section 20.21References to DHCA: Conflicts42

Section 20.22Guaranty42

Section 20.23Landlord’s Representations and Warranties42

Section 20.24No Consequential Damages43

Section 20.25Waiver of Jury Trial43

Section 20.26No Waiver of Regulatory Authority43

ARTICLE 21 EXHIBITS AND ADDENDA TO LEASE43

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GROUND LEASE FOR CITY-OWNED PARCEL

600 LAKEHURST ROAD, WAUKEGAN, ILLINOIS

THIS GROUND LEASE (“Ground Lease”), made and entered into as of the 18th day of January, 2023 (the “Effective Date”), by and between the CITY OF WAUKEGAN, an Illinois home rule municipality (“Landlord”), and FHR-ILLINOIS LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

A.Landlord is the owner of the approximately 31.7-acre parcel of real property commonly known as 600 Lakehurst Road, Waukegan, Illinois (“Land”).
B.Landlord and Tenant are parties to that certain Development and Host Community Agreement (as may be amended from time to time, the “DHCA”) of even date herewith and to be recorded in the Lake County Recorder’s Office on or about the Effective Date, which contemplates, among other things, for the execution and delivery by the Parties, upon or prior to the satisfaction of conditions precedent set forth therein, of a ground lease for the Premises by Landlord and Tenant, and the development thereon by Tenant of temporary and permanent casino facilities and related improvements on the Land and certain other parcel(s) of land owned by Developer.
C.The Project and the terms and conditions under which Tenant shall design, develop, construct and operate the Project are more particularly described in the DHCA
D.This Ground Lease is being made in conformance with and pursuant to the authority given to Landlord by resolution adopted by the Waukegan City Council on January 3, 2023 as Resolution No. 23-R-03.
E.Landlord and Tenant desire to enter into this Ground Lease to set forth the terms and conditions upon which Tenant will occupy and possess the Premises.

For and in consideration of the rent hereinafter provided, and for and in consideration of the mutual agreements herein set forth and for other good and valuable consideration, Landlord and Tenant hereby agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.1Definitions. All defined terms shall have the meanings set forth within the text of this Ground Lease with certain other terms being defined in this Article 1 and each such defined term shall be inclusive, to be interpreted in its broadest sense. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the DHCA.

AAA will have the meaning ascribed thereto in Section 12.10 below.

Access Easement means that certain Site Development, Easement and Amendatory Agreement dated September 6, 2007 and recorded with the Lake County Recorder on September 14, 2007 as document 6242149.

Adjusted Gross Receipts.  The term “Adjusted Gross Receipts” has the same meaning given to such term in Section 4 of the Illinois Gambling Act, as amended (230 ILCS 10/1 et seq.) (or any successor Act thereto). Adjusted Gross Receipts generated by the Temporary Facility and the Permanent Facility shall be calculated in the same manner as it is calculated for the State of Illinois’ assessment of the privilege taxes pursuant to Section 13 of the Illinois Gambling Act, as amended (230 ILCS 10/1 et seq.) (or any successor Act thereto) and, if such manner of calculation is modified at any time during the Term, the same shall be deemed to be Adjusted Gross Receipts for purposes of this Ground Lease.

Adjustment Date will have the meaning ascribed thereto in Section 4.2(A) below.

Affiliate means a Person, or group of Persons, that, directly or indirectly, controls or is controlled by or is under common control with another Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

Annual Minimum Rent means the net base rental to be paid by Tenant to Landlord, defined as such and set forth in Article 4.

Annual Percentage Minimum Rent will have the meaning ascribed thereto in Section 4.2 below.

Application(s) and Filings (or Application(s) or Filings or other variations on such term) shall mean any instrument, document, agreement, certificate, application, or filing (or amendment of any of the foregoing): (a) necessary or appropriate for any alteration, addition, development, redevelopment, modification, expansion, demolition, restoration, or other construction or reconstruction work affecting any or all improvements from time to time constituting part of the Premises and/or the Improvements, or the construction or reconstruction of any new improvements, or repair of any existing improvements, located on or at the Premises, that this Ground Lease or the DHCA requires or allows (collectively, “Construction Work”), including any application for any building permit, certificate of occupancy, utility service or hookup, easement, covenant, condition, restriction, subdivision plat, or such other instrument as Tenant may from time to time request in connection with the same; (b) to enable Tenant to obtain any abatement, deferral or other benefit that may otherwise be reasonably available with respect to the Impositions; (c) if and to the extent (if any) this Ground Lease or the DHCA permits, to allow Tenant to change the use or zoning of the Premises and/or the Improvements; (d) to enable Tenant from time to time to seek any approvals from any governmental authority required in connection with any of the matters described in the preceding clause (a) or to use and operate the Premises and/or the Improvements in accordance with this Ground Lease or the DHCA; (e) otherwise reasonably necessary and appropriate to permit Tenant to realize the benefits of the Premises and/or the Improvements contemplated by this Ground Lease or the DHCA; or (f) that this Ground Lease otherwise requires Landlord to sign for Tenant.

Casualty means any damage or destruction (including any damage or destruction for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, affecting any or all of the Project.

Collateral Trust Agreement means that certain Collateral Trust Agreement, dated as of February 12, 2021 among Full House Resorts, Inc., a Delaware corporation, Tenant, the other grantors party thereto from time to time, the Collateral Trustee, the Trustee (as defined in the Collateral Trust Agreement), the Administrative Agent (as defined in the Collateral Trust Agreement) and the other Secured Debt Representatives (as defined in the Collateral Trust Agreement) from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Collateral Trustee means Wilmington Trust, National Association, as collateral trustee under the Collateral Trust Agreement for the benefit of the Secured Parties (as defined in the Collateral Trust Agreement) pursuant to the Collateral Trust Agreement, in such capacity and together with its successors and assigns in such capacity.  Landlord acknowledges that, as of the Effective Date, the Collateral Trustee is, or intends to become, a Leasehold Mortgagee under this Ground Lease.

Declaration means that certain First Amended Declaration of Protective Covenants, Conditions, Restrictions and Easements for Fountain Square of Waukegan dated August 27, 2005 and recorded with the Lake County Recorder on September 2, 2005 as document number 5853181, as amended.

Dispute Notice will have the meaning ascribed thereto in Section 12.10 below.

Effective Date means the date on which the last of Landlord and Tenant executes this Ground Lease, which date shall be reflected on the cover page and preambles to this Ground Lease.

Environmental Laws means the Resource Conservation and Recovery act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable state and local environmental laws, ordinances, rules, requirements, and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted and any and all other federal, state or local laws, ordinances, rules, requirements and regulations, now or hereafter existing, relating to the preservation of the environment or the regulation or control of toxic or hazardous substances or materials.

Fee Mortgage means any financing obtained by Landlord, as evidenced by any mortgage, assignment of leases and rents, or other instruments, and secured by the fee ownership interest of Landlord in the Premises and any direct or indirect interest in such fee estate, including Landlord’s reversionary interest in the Improvements after the Expiration Date, including any extensions, modifications, amendments, replacements, supplements, renewals, refinancings, and consolidations thereof.

Fee Mortgagee shall mean the holder of a Fee Mortgage.

Force Majeure will have the meaning ascribed thereto in the DHCA.

Gaming will have the meaning ascribed thereto in the DHCA.

Gaming Area will have the meaning ascribed thereto in the DHCA.

Gaming Authority will have the meaning ascribed thereto in the DHCA.

Gaming Laws means the gaming laws or regulations of any jurisdiction or jurisdictions to which the Tenant is, or may at any time after the date of this Ground Lease, be subject, including, without limitation, the Illinois Gambling Act, 230 ILCS 10/1 et seq. and the rules and regulations promulgated thereunder.

Governmental Authority or Governmental Authorities will have the meaning ascribed thereto in the DHCA.

Ground Lease Commencement Date means the Effective Date.

Ground Lease Rent Commencement Date means the earlier to occur of (1) the date on which Tenant opens the Temporary Facility for business to the general public on the Premises or (2) the date that is five (5) days after the IGB issues the temporary operating permit for the Temporary Facility.

Guarantor means Full House Resorts, Inc., a Delaware corporation.

IGB means the Illinois Gaming Board.

Impositions will have the meaning ascribed thereto in Section 5.1 below.

Improvements means, collectively, the Pre-Existing Improvements and any buildings, improvements and fixtures hereafter constructed or erected on the Land in accordance with the DHCA, as well as any future additions, replacements, or alterations thereto, and any attachments, appliances, equipment, machinery, and other fixtures attached to said buildings and improvements or otherwise located on the Premises, but excludes the Public Improvements.

Institutional Lender means: (1) a bank (state, federal or foreign), trust company (in its individual or trust capacity), insurance company, credit union, savings bank (state or federal), pension, welfare or retirement fund or system, real estate investment trust (or an umbrella partnership or other entity of which a real estate investment trust is the majority owner), federal or state agency regularly making or guaranteeing mortgage loans, investment bank, subsidiary of a Fortune 500 company, real estate mortgage investment conduit, or securitization trust; (2) any issuer of collateralized mortgage obligations or any similar investment entity (provided that such issuer or other entity is publicly traded or was or is sponsored by an entity that otherwise constitutes an Institutional Lender or has a trustee that is, or is an Affiliate of, any entity that otherwise constitutes an Institutional Lender), or any Person acting for the benefit of such an issuer; (3) any Person actively engaged in commercial financing and having total assets (on the date when its Leasehold Mortgage is executed and delivered, or on the date of such Leasehold Mortgagee’s acquisition of its Leasehold Mortgage by assignment) of at least $10,000,000; (4) any Person that is controlled (as such term is defined in the definition of “Affiliate” in this Section 1.1) by, is a wholly owned subsidiary of, or is a combination of any one or more of the foregoing Persons; (5) any of the foregoing when acting as trustee, agent or similar representative for other lender(s), noteholder(s) or other investor(s), whether or not such other lender(s), noteholder(s) or other investor(s) are themselves Institutional Lenders; (6) any purchase-money Leasehold Mortgagee; or (7) any Person approved by any Gaming Authority (including the IGB) to secure all or any portion of its financing pursuant to a Leasehold Mortgage. The fact that a particular Person (or any Affiliate of such Person) is a partner, member, or other investor of the then Tenant shall not preclude such Person from being an Institutional Lender and a Leasehold Mortgagee provided that: (x) such entity has, in fact, made or acquired a bona fide loan to Tenant secured by a Leasehold Mortgage; (y) such entity otherwise qualifies as an Institutional Lender and a Leasehold Mortgagee (as applicable); and (z) at the time such entity becomes a Leasehold Mortgagee, no Tenant’s Default exists, unless simultaneously cured. Landlord agrees that Collateral Trustee and each of the Secured Parties is, or shall be deemed to be, an Institutional Lender

Land means the parcel of land owned by Landlord commonly known as 600 Lakehurst Road, Waukegan, Illinois as described in Exhibit A-1 and depicted in Exhibit A-2 attached hereto and by this reference made a part of this Ground Lease, and including the easements, rights, privileges, hereditaments and other appurtenances now or hereafter appurtenant to, benefiting or serving such parcel and the Improvements (including, without limitation, the easements granted pursuant to Section 5(b) of the Access Easement, Sections 4.2 and 4.3 of the Declaration, and Section 3(b) of the Total Site Agreement), but not including any Improvements or Pre-Existing Improvements.

Landlord. In addition to the meaning ascribed to the term "Landlord" in Section 20.5 of this Ground Lease, the term "Landlord" means the Landlord named herein and any person, firm, corporation or other legal entity who or which shall succeed to Landlord's legal and equitable fee simple title to the Land (any such successor to be conclusively deemed to have assumed the obligations of Landlord herein by virtue of such succession).

Leasehold Mortgage means any encumbrance by way of mortgages, deeds of trust or other documents or instruments intended to grant an interest in real property, in the form of leasehold security, in and to all or any part of Tenant’s right, title and interest in and to this Ground Lease and the leasehold estate created hereby to any Person for the purpose of obtaining financing (including but not limited to a mortgage or deed of trust to be executed after the date hereof for the benefit of Collateral Trustee), including any extensions, modifications, amendments, replacements, supplements, renewals, refinancings, and consolidations thereof.

Leasehold Mortgagee means the holder or secured party under a Leasehold Mortgage.

Limited Arbitrable Dispute will have the meaning ascribed thereto in Section 12.10 below.

Permanent Facility will have the meaning ascribed to such term in the DHCA.

Permitted Encumbrances means only the encumbrances identified on Exhibit F to this Ground Lease.

Person means any corporation, partnership, individual, joint venture, limited liability company, trust, estate, association, business, enterprise, proprietorship, governmental body or any bureau, department or agency thereof, or other legal entity of any kind, either public or private, and any legal successor, agent, representative, authorized assign, or fiduciary acting on behalf of any of the foregoing.

Pre-Existing Improvements means any improvements located on the Land on Effective Date (e.g., sewers, utility lines, etc.) including, but not limited to, any improvements constructed on the Land by Tenant in accordance with the TCE, but excludes Public Improvements.

Premises the premises leased by Landlord to Tenant under this Ground Lease, consisting of the Land and the Pre-Existing Improvements.

Project will have the meaning ascribed to such term in the DHCA.

Public Improvements means those improvements either existing as of the Effective Date or to be constructed or installed on the Land and adjoining parcels as part of the Project that are approved and accepted by the corporate authorities or appropriate officers of Landlord as public improvements of the City of Waukegan.

Purchase Option means Tenant’s rights to purchase fee title to the Premises from Landlord as set forth in Section 2.4 of this Ground Lease.

Purchase Price means the purchase price for Tenant’s purchase of the Premises from Landlord pursuant to its Purchase Option rights set forth in Section 2.4 of this Ground Lease.

Regulated Substance means any, each and all substances or materials now or hereafter regulated pursuant to any Environmental Laws, including, but not limited to, any such substance or material now or hereafter under any Environmental Law defined as or deemed to be a "regulated substance," pesticide, "hazardous substance" or "hazardous waste" or included in any similar or like classification or categorization thereunder.

Rent will have the meaning ascribed thereto in Section 4.1 below.

Requirements of Law means all building and zoning laws and all other laws, ordinances, orders, rules, regulations and requirements of all Federal, State and municipal governments, including, specifically, the City of Waukegan, and the appropriate departments, commissions, boards and officers thereof, in all cases, applicable to the Land, the Improvements or Tenant.

Restoration means, upon a Casualty, the safeguarding, clearing, repair, restoration, alteration, replacement, rebuilding, and reconstruction of the damaged or remaining Project, substantially consistent with its condition before such Casualty, in compliance with this Ground Lease and the DHCA, subject to any changes in Requirements of Law that would limit the foregoing.

Site Plan means approved by Ordinance No. 22-O-29: “The Temporary Casino – Full House Resorts Site Plan, consisting of 1 sheet, prepared by Gewalt Hamilton Associates, with a latest revision date of March 9, 2022.

Substantial Casualty means a Casualty that: (a) renders thirty percent (30%) or more of the Project not capable of being used or occupied; (b) occurs less than ten (10) years before the end of the Term and renders fifteen percent (15%) or more of the Project not capable of being used or occupied; (c) requires Restoration whose cost Tenant reasonably estimates in writing would exceed One Hundred Fifty Million and No/100 Dollars ($150,000,000.00); or (d) pursuant to Requirements of Law, prevents the Project from being Restored to the same bulk, and for the same use(s), as before the Casualty.

TCE means that certain Temporary Construction Easement Agreement by and between Landlord, as grantor, and Tenant, as grantee, made as of March 22, 2022 and recorded in the Office of the Lake County Recorder on April 1, 2022 as document number 7893327.

Temporary Facility will have the meaning ascribed to such term in the DHCA.

Tenant. In addition to the meanings ascribed to the term "Tenant" in Section 20.5 of this Ground Lease, the term "Tenant" means the Tenant named herein, and any person, firm, corporation or other legal entity to whom or to which Tenant's interest in this Ground Lease shall be assigned.

Total Site Agreement means that certain Total Site Agreement dated March 20, 1970 and recorded with the Lake County Recorder on April 1, 1970 as document number 1454745, as amended.

ARTICLE 2
THE DEMISE FOR THE TERM
Section 2.1Demise. Upon and subject to the conditions and limitations set forth in this Ground Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises situated in the County of Lake, State of Illinois, and, as to the Land, described more fully in Exhibit A-1, for the Term.
Section 2.2Term. This Ground Lease shall remain in full force and effect for a term (the “Term”) commencing on the Ground Lease Commencement Date and, unless sooner terminated as provided herein, continuing until, and expiring at the end of the day on the date which is ninety-nine years from the Ground Lease Commencement Date (the “Expiration Date”).
Section 2.3Lease Not Terminable Except as Provided Herein. Except as otherwise expressly provided for herein or the DHCA (including, without limitation, Section 7.1(d) of the DHCA), this Ground Lease shall not terminate, nor shall Tenant be entitled to any abatement, diminution, deduction, deferment, or reduction of rent, or set-off against the Rent (as defined below), nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of any damage to or destruction of the Premises by whatever cause; any taking by eminent domain or eviction by paramount title (except to the extent this Ground Lease is effected by operation of law); any lawful or unlawful prohibition of Tenant's use of the Premises for the purposes described herein; any interference with such use by any private person, corporation, or other entity; any default by Landlord under this Ground Lease; any inconvenience, interruption, cessation, or loss of business, or otherwise, caused directly or indirectly by any Requirements of Law whatsoever or by priorities, rationing, or curtailment of labor or materials or by war or any matter or thing resulting therefrom; or for any other cause whether similar to or dissimilar from the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the Parties that the obligations of Tenant hereunder shall be separate and independent covenants and agreements and that the Rent and all other payments to be made by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated or otherwise abated, diminished, deducted, deferred, or reduced pursuant to the express provisions of this Ground Lease or the DHCA (including, without limitation, Section 7.1(d) of the DHCA).
Section 2.4Purchase Option. Tenant shall also have the right to purchase the Premises under the terms and conditions of this Section 2.4 (“Purchase Option”). As long as no uncured Tenant’s Default exists, Tenant may exercise the right to purchase the Premises for Thirty Million and 00/100 Dollars, as such purchase price may be adjusted pursuant to Section 12.5 (“Purchase Price”). To exercise the Purchase Option, Tenant must provide written notice thereof to Landlord at least six months prior to the expiration of the Term accompanied by Tenant’s executed counterpart of the Purchase and Sale Agreement (the “PSA”) in the form attached hereto as Exhibit B. If such notice is timely provided and subject to the terms and conditions of this Section 2.4, within thirty days after its receipt of such notice, Landlord will deliver to Tenant a fully executed copy of the PSA, and the purchase and sale of the Premises shall be consummated on, and subject to, the terms and conditions of the PSA.  The Purchase Option is personal to the Tenant originally named herein and any assignee of Tenant’s interest in this Ground Lease pursuant to an assignment consented to by Landlord and may not be exercised by or for the benefit of any other party; provided, however, that the foregoing shall not limit the right of “Buyer” (as defined in the PSA) to assign the PSA in accordance with the terms and conditions of the PSA.  Notwithstanding anything contained herein to the contrary, in the event that Tenant exercises the Purchase Option prior to the date on which Tenant opens the Permanent Facility for business to the public on the Premises (the “Phase 1 Opening”), as additional consideration for the purchase of the Premises, Tenant shall continue to pay quarterly installments of Annual Minimum Rent as and when the same would be due and payable in accordance with this Ground Lease through the date of the Phase 1 Opening.  Tenant’s obligations under the immediately preceding sentence shall survive the termination of the Ground Lease.

Section 2.5Delivery of Possession. Landlord shall deliver vacant possession of the Premises to Tenant on the Ground Lease Commencement Date.
Section 2.6Termination of DHCA. If the DHCA terminates in accordance with the terms thereof, then this Ground Lease shall terminate concurrently with the termination of the DHCA and be of no further force or effect and the Parties shall have no further obligation to each other, except pursuant to the provisions of this Ground Lease that specifically state that they survive termination of this Ground Lease.
ARTICLE 3
QUIET ENJOYMENT; “AS IS” CONDITION
Section 3.1Covenant of Quiet Enjoyment. Landlord covenants that so long as Tenant is performing every covenant and agreement of this Ground Lease and the DHCA to be observed and performed by Tenant, Tenant shall peaceably and quietly have possession of and enjoy the Premises in accordance with the terms of this Ground Lease, without hindrance or molestation by Landlord or any Persons claiming by, through or under Landlord, subject to the covenants, agreements, terms, provisions, and conditions of this Ground Lease and the DHCA.
Section 3.2As Is Condition. TENANT ACKNOWLEDGES THAT THE PREMISES ARE BEING LEASED BY TENANT IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS AND FAULTS (PATENT AND LATENT) AS A RESULT OF THE INSPECTIONS AND INVESTIGATIONS BY TENANT AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS GROUND LEASE OR THE DHCA, NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY LANDLORD OR ANY AGENT, EMPLOYEE OR PRINCIPAL OF LANDLORD OR ANY OTHER PARTY AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PREMISES OR THE AREAS SURROUNDING THE PREMISES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, THE INCOME OR EXPENSES OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH.

WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT ACKNOWLEDGES AND AGREES THAT (A) IT IS PROCEEDING WITH THE PROJECT AT ITS SOLE AND ABSOLUTE RISK (PROVIDED THAT THIS CLAUSE (A) SHALL NOT LIMIT THE EXPRESS REPRESENTATIONS, WARRANTIES AND COVENANTS OF

LANDLORD CONTAINED IN THIS GROUND LEASE OR THE DHCA), AND (B) TENANT IS NOT ENTITLED TO THE ISSUANCE BY LANDLORD OF ANY BUILDING PERMITS OR CERTIFICATES OF OCCUPANCY FOR THE PROJECT, REGARDLESS OF EXPENDITURES INCURRED BY TENANT IN PROCEEDING PRIOR TO THE EFFECTIVE DATE, OR PURSUANT TO THIS GROUND LEASE OR THE DHCA, UNLESS AND UNTIL TENANT HAS SATISFIED ALL TERMS AND CONDITIONS OF THE DHCA, AND THE TERMS AND CONDITIONS PRECEDENT TO COMMENCING THE PROJECT IMPOSED IN ACCORDANCE WITH THE APPROVAL OF THE SITE PLAN (INCLUDING BUT NOT LIMITED TO, ALL OF THE TERMS AND CONDITIONS OF THE ISSUANCE OF A BUILDING PERMIT OR A CERTIFICATE OF OCCUPANCY, IF APPLICABLE), REQUIRED BY ALL OTHER APPLICABLE CITY OF WAUKEGAN CODES AND ORDINANCES, AND REQUIRED BY THE IGB.

ARTICLE 4
RENT
Section 4.1Rent. The term “Rent” as used in this Ground Lease shall mean Annual Minimum Rent (as defined below), Additional Rent (as defined below) and all other amounts required to be paid by Tenant under the terms of this Ground Lease.
Section 4.2Annual Minimum Rent. Tenant covenants to pay to Landlord, without set-off or deduction (except as otherwise expressly provided in Articles 10 and 12 and Section 7.1(d) of the DHCA), as a net base rental (“Annual Minimum Rent”) for the Premises for each calendar year of the Term from and after the Ground Lease Rent Commencement Date in the amount and in the manner set forth herein. Annual Minimum Rent payable for each calendar year of the Term from and after the Ground Lease Rent Commencement Date shall be in the amount equal to the greater of: (i) $3,000,000.00 (“Annual Guaranteed Minimum Rent”), and (ii) 2.5% of Adjusted Gross Receipts generated by the Temporary Facility and/or the Permanent Facility (“Annual Percentage Minimum Rent”), as the case may be, and payable as follows:
A.Commencing on the Ground Lease Rent Commencement Date and continuing through and until the day immediately preceding the first (1st) day of the calendar year quarter (i.e. January 1st, April 1st, July 1st and October 1st of any calendar year) next following the first anniversary of the Ground Lease Rent Commencement Date (the first day of such calendar year quarter, the “Adjustment Date”), Annual Guaranteed Minimum Rent shall be paid by Tenant to Landlord in equal monthly installments of $250,000 (prorated with respect to any partial calendar month in which the Ground Lease Rent Commencement Date occurs), in arrears, not later than ten (10) days after the last day of the calendar month for which such installment payment applies.  In the event the first anniversary of the Ground Lease Rent Commencement Date falls on the first day of a calendar year quarter, the Adjustment Date will be that date.
B.Commencing on the Adjustment Date and continuing throughout the remainder of the Term, Annual Guaranteed Minimum Rent shall be paid by Tenant to Landlord in equal quarterly payments of $750,000, on January 1st, April 1st, July 1st and October 1st of each calendar year, in advance, on or before the tenth (10th) day of each calendar quarter.
C.Tenant’s payment of the first quarterly installment of Annual Guaranteed Minimum Rent due and payable under subparagraph (B) shall not excuse Tenant’s payment of its last monthly installment of Annual Guaranteed Minimum Rent due and payable under subparagraph (A), Tenant hereby acknowledging that such installment payments will be due and payable as provided above.
D.Commencing with the calendar year in which the Ground Lease Rent Commencement Date occurs and continuing through and until the expiration of the Term, Tenant shall remit payment (“Annual True-Up Payment”) to Landlord in the amount, if any, equal to the amount by which the Annual Percentage Minimum Rent for such calendar year exceeds the Annual Guaranteed Minimum Rent paid by Tenant for such calendar year. Each Annual True-Up Payment shall be due and payable to Landlord within thirty (30) days after the expiration of the applicable calendar year and shall be accompanied by Tenant’s calculation of the Annual True-Up Payment, which shall be based upon Tenant’s reports of Adjusted Gross Receipts delivered to the IGB.  Tenant shall provide Landlord with copies of the monthly and annual reports submitted by Tenant to the IGB with respect to Adjusted Gross Receipts for the Temporary Facility and/or the Permanent Facility promptly after the same are submitted to the IGB.  Notwithstanding anything contained herein to the contrary, the Annual True-Up Payment with respect to the calendar year in which the Term expires or is otherwise terminated shall be paid by Tenant to Landlord no later than thirty days of the end of the Term.
E.Tenant’s obligations under this Section 4.2 shall survive the expiration or earlier termination of the Term or the exercise of the Purchase Option, in all cases, with regard to any payments to be made in arrears that accrue prior thereto.
Section 4.3Proration. In the event Tenant is obligated to pay Annual Guaranteed Minimum Rent for a period which is less than one calendar year, the installment of Annual Guaranteed Minimum Rent (and the monthly or quarterly payment of Annual Guaranteed Minimum Rent due and payable by Tenant for any partial calendar month or partial calendar year quarter during such partial calendar year, as the case may be) shall be prorated on the basis of the number of days in such period.
Section 4.4Place of Payment. All rent amounts payable hereunder shall be paid to Landlord at the address set forth at Section 19.1 or in accordance with ACH payment instructions to be provided by Landlord, unless Tenant is otherwise instructed in writing by Landlord.
Section 4.5Absolute Net Lease.  Except as otherwise expressly provided in Articles 12 and Section 5.1 and Section 7.1(d) of the DHCA, it is the purpose and intent of Landlord and Tenant that the Annual Minimum Rent herein provided to be paid to Landlord by Tenant be absolutely net to Landlord and that this Ground Lease shall yield net to Landlord without abatement, set-off or deduction therefrom the Annual Minimum Rent as herein provided, to be paid during the Term, and that all costs, expenses, obligations, assessments or impositions of every kind or nature whatsoever which Tenant assumes or agrees to discharge pursuant to this Ground Lease which may arise or become due during the Term shall be paid by Tenant as "Additional Rent."   Notwithstanding the foregoing, Landlord shall pay the following expenses: (i) any expenses expressly agreed to be paid by Landlord in this Ground Lease or the DHCA; (ii) debt service and other payments with respect to any Fee Mortgage; (iii) expenses incurred by Landlord to monitor and administer this Ground Lease or the DHCA (except as otherwise expressly provided in this Ground Lease or the DHCA and provided nothing set forth in this Section 4.5 shall be deemed to impose any obligation to so monitor or administer); and (iv) expenses incurred by Landlord prior to the Ground Lease Commencement Date (except the extent Tenant has expressly agreed in writing to pay or reimburse Landlord for such expenses).

Section 4.6Rent is Not Contingent. Neither the Annual Minimum Rent or Additional Rent shall be contingent on: (i) the construction and completion of the Project on the Land; (ii) the commencement of casino gambling on the Premises or any other uses, if any, allowed for the Project; (iii) any agreements, or lack thereof, between Tenant and any third party; or (iv) the receipt of any rent payments or any other payments by Landlord from any third party; provided, however, that the foregoing shall not accelerate the Ground Lease Rent Commencement Date.
ARTICLE 5
PAYMENT OF TAXES, ASSESSMENTS, AND OTHER IMPOSITIONS; UTILITIES
Section 5.1Payment of Impositions. During the Term, Tenant agrees to pay, as Additional Rent, and prior to the imposition of any fines, penalties or interest thereon, subject to Tenant’s right to contest Impositions pursuant to Section 5.4 and Landlord’s obligation to pay Impositions pursuant to this Section 5.1, the following (collectively, “Impositions”):
A.All federal, state, county, or local governmental or municipal real estate taxes, license and permit fees, assessments, charges, commercial rental taxes, in lieu taxes, levies, penalties or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, in each of the foregoing cases, assessed, levied, confirmed or imposed upon the Premises and/or the Improvements in connection with the ownership, leasing or operation of the Premises (collectively, "Real Property Taxes"). Without limiting the foregoing, "Real Property Taxes" shall also include, to the extent assessed, levied, confirmed or imposed upon the Premises and/or the Improvements: (a) any assessment, tax, fee, levy or charge imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other services, whether or not such assessment, tax, fee, levy or charge was previously commonly included within the definition of real property tax and whether or not such services were formerly provided without charge to property owners or occupants; and (b) any assessment, tax, fee, levy or charge upon creation of an interest or an estate in the Premises pursuant to this transaction or any document to which Tenant is a party, creating or transferring Tenant’s interest or Tenant’s estate in the Premises, each as may be amended from time to time. The amount of ad valorem real and personal property taxes against Premises and/or the Improvements (the “Ad Valorem Taxes”) to be included in Impositions and payable Tenant for a calendar year during the Term shall be the amount levied or imposed for that calendar year, notwithstanding that such ad valorem real and personal property taxes are payable in the following calendar year;
B.All assessments or fees imposed upon the Land pursuant to any easement, license, operating agreement, declaration, private covenant, condition, restriction or other instrument, except to the extent such easement, license, operating agreement, declaration, private covenant, condition, restriction or other instrument is not a Permitted Encumbrance (unless made by either Tenant or Landlord at Tenant’s request), but including, without limitation:
1.	the Land’s proportionate share of the “Shared Maintenance Area Expenses” imposed upon the Land pursuant to that certain First Amended Declaration of Protected Covenants, Conditions and Restrictions and Easements for Fountain Square of Waukegan dated August 27, 2005 and recorded with the

Lake County Recorder on September 2, 2005 as document number 5853181; and
2.	The special assessment levied against the Land by the City of Waukegan payable annually through the year 2030 pursuant to City of Waukegan Special Assessment 04-2.
C.All costs of supplying all utilities to the Land or the Improvements;
D.All taxes that are measured by or reasonably attributable to the cost or value of equipment, furniture, trade fixtures and other personal property located on the Land (excluding the equipment, furniture, trade fixtures and personal property of Tenant whose interest is separately assessed); and
E.Any possessory interest tax that may be imposed on any possessory interest (other than the fee interest) in the Premises.

Tenant’s obligations under this Section 5.1 shall extend to all Impositions which, as a result of the existence of the Land or the Improvements or both, are assessed, levied, confirmed, imposed or become a lien upon the Land or upon the Improvements or both accruing after the Ground Lease Commencement Date (also referred to as the “Imposition Commencement Date”) and continuing during the Term. Any Imposition relating to a fiscal period, a part of which is included after the Imposition Commencement Date and within the Term and a part of which is included in a period of time before the Imposition Commencement Date or after the expiration of the Term, shall be adjusted as between Landlord and Tenant, so that Landlord shall pay an amount which bears the same ratio to such Imposition which that part of such fiscal period included in the period of time on or before the Imposition Commencement Date or after the expiration of the Term, as the case may be, bears to such fiscal period.  Tenant’s obligation to pay Impositions for the last fiscal period included in whole or in part during the Term shall survive the expiration or earlier termination of this Ground Lease, subject to the foregoing adjustment.  For purposes of clarity and the avoidance of doubt, (i) Landlord shall be solely responsible for the payment of Ad Valorem Taxes that are due and payable during the calendar year in which the Imposition Commencement Date occurs, notwithstanding that such Ad Valorem Taxes are attributable to the preceding calendar year, (ii) Ad Valorem Taxes due and payable during the calendar year following the calendar year in which the Imposition Commencement Date occurs shall be adjusted as between Landlord and Tenant as provided in this paragraph (as such Ad Valorem Taxes are attributable to the calendar year in which the Imposition Commencement Date occurs), and (iii) Landlord shall be solely responsible for the payment prior to delinquency of (1) all Ad Valorem Taxes attributable to any calendar year (or periods) prior to the calendar year in which the Imposition Commencement Date occurs and (2) and all other Impositions for any period prior to the Imposition Commencement Date.

Notwithstanding anything in this Ground Lease to the contrary, the “Impositions” shall not include any of the following, all of which Landlord shall pay before delinquent:  (i) any franchise, income, gross receipts, excess profits, estate, inheritance, succession, transfer, gift, corporation, business, capital levy, or profits tax, or license fee, of Landlord; (ii) the incremental portion of any of the items listed in this Section 5.1 that would not have been levied, imposed or assessed but for any sale or other direct or indirect transfer of the fee estate in the Premises or of any direct or indirect equity or ownership interest(s) in Landlord during the Term; (iii) any items listed in this

Section 5.1 that would not have been payable but for any act or omission of Landlord; (iv) any items listed in this Section 5.1 that are levied, assessed, or imposed against the Premises and/or the Improvements during the Term based on the recapture or reversal of any previous tax abatement or tax subsidy, or compensating for any previous tax deferral or reduced assessment or valuation, or correcting a miscalculation or misdetermination, relating to any period(s) before the Imposition Commencement Date; and (vi) interest, penalties, and other charges for the foregoing items (i) through (v).

Section 5.2Place of Payment. All Impositions payable hereunder shall be paid directly to the relevant payees of such Impositions.
Section 5.3Limitations. In the event that any Imposition may be paid in installments, Tenant shall have the option to pay such Imposition in installments. Tenant shall pay the general and special real estate taxes and other Impositions as enumerated in this Article 5 of the Ground Lease prior to their becoming delinquent and shall deliver copies of official receipts evidencing such payment to Landlord, at the place at which rental payments are required to be made, prior to accrual of any penalties assessed for late payment.
Section 5.4Right to Contest Impositions. Subject to Section 5.8 below, Tenant shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, in which event, notwithstanding the provisions of this Article 5, payment of such Imposition shall be postponed if, and only as long as: (i) neither the Premises nor any part thereof, or interest therein or any income therefrom, would by reason of such postponement or deferment be in imminent danger of being forfeited or lost or subject to any lien, encumbrance, or charge, and neither Landlord nor Tenant would by reason thereof be subject to any civil or criminal liability; and (ii) no Tenant’s Default has occurred and is continuing (in which event only Landlord may commence such proceedings but shall have no obligation to do so). Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including reasonable attorneys’ fees and disbursements), interest, penalties, or other liabilities in connection therewith. Landlord shall not be required to join in any proceedings referred to in this Article 5 unless the provisions of any Requirements of Law at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event, Landlord shall join and reasonably cooperate in such proceedings or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings and Tenant shall reimburse Landlord for any and all costs or expenses which Landlord may reasonably sustain or incur in connection with any such proceedings, including reasonable attorneys’ fees and disbursements. If there shall be any refunds or rebates on account of any Impositions paid by Landlord or Tenant, such refund or rebate shall belong to the Party that paid the Imposition.
Section 5.5Failure to Pay Impositions. If Tenant fails, refuses, or neglects to make any of the payments in this Article 5 prior to the date when a delinquent rate would be imposed, then, subject to Tenant’s right to contest Impositions pursuant to Section 5.4, Landlord may, at its sole and absolute option and without waiver of the default thus committed by Tenant, upon ten days' prior written notice to Tenant, pay or discharge the same, and the amount of money so paid by

Landlord, including reasonable attorney's fees and expenses incurred in connection with such payments, together with interest on all of such amounts at the Default Rate (defined below) from date of demand shall be repaid by Tenant to Landlord upon demand, and the payment thereof may be collected by Landlord in the same manner as though said amount were an installment of rent specifically required by the terms of this Ground Lease to be paid by Tenant to Landlord.

Section 5.6Leasehold Parcel Identification Number.  Landlord shall complete such applications or supplemental filings as may be required by Requirements of Law to cause the Chief County Assessment Office of Lake County to divide the current parcel identification number of the Land into one parcel identification number for the fee interest in the Land and one parcel identification number for the leasehold interest in the Land.   Promptly following written request from Landlord, Tenant shall cooperate in good faith with such applications or filings.
Section 5.7Payment of Public Utility Charges. Tenant shall pay or cause to be paid all charges for gas, water, sanitary and storm sewer, electricity, light, heat or power, telephone or other communication service used, rendered or supplied to the Premises in connection with the Improvements during the Term.
Section 5.8Reduction of Assessed Valuation. Subject to Section 8.2 of the DHCA and the provisions of any Leasehold Mortgage, Tenant may, at Tenant's sole cost and expense, endeavor from time to time to reduce the assessed valuation of the Premises and/or the Improvements for the purpose of reducing the Impositions payable by Tenant. Landlord agrees to offer no objection to such contest or proceeding and, at the request of Tenant, to reasonably cooperate with Tenant in pursuing such contest or proceeding, but without expense to Landlord. If all or any part of an Imposition is refunded to either Landlord or Tenant (whether through cash payment or credit against Impositions), the Party who paid the Imposition to which the refund relates shall be entitled to such refund to the extent such refund relates to any Imposition paid by such Party.
Section 5.9Landlord Cooperation.  Landlord shall, at no cost or expense to Landlord, and at Tenant’s request, reasonably cooperate with Tenant and use commercially reasonable efforts to enforce the rights and remedies under any easement, license, operating agreement, declaration, private covenant, condition, restriction or other instrument affecting the Land.  For purposes of this Section 5.9, “commercially reasonable efforts” shall not include any obligation to institute legal proceedings unless Tenant agrees in a separate written agreement reasonably acceptable to Landlord to reimburse Landlord’s for its actual out-of-pocket costs and expenses incurred in connection with such legal proceedings.
ARTICLE 6
CONSTRUCTION
Section 6.1Improvements. Tenant, at its sole risk, cost and expense shall construct and develop the Improvements in accordance with the DHCA and the requirements of all applicable building codes and regulations adopted by the City of Waukegan.
Section 6.2Control of Construction. The construction and development of the Improvements, and any and all subsequent work on or about the Premises shall be done in compliance with the DHCA and all material Requirements of Law.

Section 6.3Title to Improvements. Title to all Improvements, with the exception of the Public Improvements, are and shall be deemed vested in, and such Improvements belong and shall be deemed to belong to and were, are and shall be deemed to be owned by Tenant for all purposes including, without limitation, income tax purposes. Subject to Section 9.3, any Improvements remaining on the Premises at the end of the Term, unless Tenant exercises its right to purchase the Premises pursuant to Article 2 of this Ground Lease, shall then become the property of Landlord, and Landlord shall thereupon be entitled to possession thereof.
ARTICLE 7
USE AND OPERATION OF THE PREMISES
Section 7.1Use of the Premises. From the Effective Date until the end of the Term:
A.Tenant shall use the Premises for the operation of the Project, as defined in the DHCA, and for no other purposes whatsoever without the express written consent of Landlord.
B.Tenant shall operate and keep open to the public the Gaming Area (as defined in the DHCA) of the Temporary Facility or the Gaming Area of the Permanent Facility, as the case may be, in accordance with the DHCA.
Section 7.2Compliance with Requirements of Law and Governmental Requirements. Tenant shall, at its sole cost and expense, obtain all governmental permits, approvals, licenses, and authorizations needed by Tenant to construct any Improvements and to operate the Project to the extent located on the Premises, and shall thereafter maintain same during the Term in accordance with, and to the extent required by, Requirements of Law. Tenant covenants and agrees that it will, at its sole cost and expense, take such actions as may be lawfully required by any public body having jurisdiction over the Premises in order to comply with such material sanitary, zoning, and other similar requirements designed to protect the public, in effect during the Term, applicable to the Premises or the manner of Tenant's use and occupancy of the Premises or otherwise applicable to the Premises. Tenant shall, at Tenant's expense, make any alterations or repairs to the Premises that may be necessary to comply with any of the foregoing, subject to the applicable provisions of Article 9.
Section 7.3Unforeseen Requirements. The Parties acknowledge and agree that Tenant's obligation under this Section to comply with all present or future material Requirements of Law is a material part of the bargained-for consideration under this Ground Lease. Tenant's obligation to comply with all material Requirements of Law shall include to the extent of such Requirements of Law, without limitation, the obligation to make substantial or structural repairs and alterations Improvements, regardless of, among other factors, the relationship of the cost of curative action to the Rent under this Ground Lease, the length of the then-remaining Term of this Ground Lease, the relative benefit of the repairs to Tenant or Landlord, the degree to which curative action may interfere with Tenant's use or enjoyment of the Premises, the likelihood that the Parties contemplated the particular Requirements of Law involved, or the relationship between the Requirements of Law involved and Tenant's particular use of the Premises. No occurrence or situation arising during the Term, nor any present or future Requirements of Law, whether foreseen or unforeseen, and however extraordinary, shall relieve Tenant of its obligations hereunder, nor give Tenant any right to terminate this Ground Lease in whole or in part or to otherwise seek redress against Landlord, except as may be conferred upon it by any existing or future Requirement of Law or express terms of Articles 2.6, 10 or 12 or Section 5.1.

Section 7.4No Ongoing Interest. Notwithstanding anything contained in this Ground Lease to the contrary, Landlord will not be deemed to have an ongoing ownership interest in the Project.  Landlord will not have any management or oversight rights over the Project or the Premises except as otherwise expressly provided in this Ground Lease and those voluntarily provided in the DHCA.
ARTICLE 8
INSURANCE AND INDEMNIFICATION
Section 8.1General Liability and Casualty Insurance. Tenant will procure and maintain in effect at all times during the Term and at Tenant's expense the types and amounts of insurance coverage as are set forth on Exhibit C attached hereto and incorporated herein. Such casualty insurance coverage shall be in an amount sufficient to prevent Tenant from being a co-insurer of any loss under the policy or policies, but in no event less than 100% of the full replacement cost of the Improvements.
Section 8.2Additional Policy Requirements. If the Premises is not encumbered by any Leasehold Mortgage or other security instruments evidencing or securing indebtedness of Tenant, Landlord shall be named as a loss payee on Tenant’s property insurance policies. All policies to which Landlord is an additional insured shall also contain an endorsement that Landlord, although named as an additional insured, shall nevertheless be entitled to recover for damages caused by the negligence of Tenant.  The minimum limits of insurance specified in this Article 8 shall in no way limit or diminish Tenant’s liability under this Ground Lease.
Section 8.3Certificates of Insurance and Payment of Premiums. Tenant shall deliver certificates of insurance evidencing the required coverages and limits of liability. If said certificates are not approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord shall advise Tenant of its objections thereto and Tenant must satisfy Landlord's reasonable objection. Said certificates shall be so delivered promptly after the writing and effective date of said policies but in no event less frequently than annually, along with receipts evidencing payment of the premiums therefor. Tenant will deliver to Landlord evidence of payment of premiums for all insurance policies which Tenant is obligated to carry under the terms of this Ground Lease before the payment of any such premiums become in default; and Tenant will cause renewals of expiring policies to be written and the binders therefor to be delivered to Landlord at least thirty days before the expiration date of such expiring policies, with certificates to be delivered to Landlord, as set out herein, promptly upon their preparation.
Section 8.4Liability for Premium and Deductible Amounts. Tenant, as principal named insured for all property insurance required hereunder, retains full responsibility for payment of all premiums and deductibles under each of said policies. Nothing herein contained shall be construed as rendering Landlord personally liable for the payment of any such insurance premiums or deductibles, but if, at any time during the Term or any extensions of this Ground Lease, Tenant shall fail, refuse, or neglect to effect, maintain, or renew any of the policies of insurance required by this Ground Lease, or fail, refuse or neglect to keep and maintain same in full force and effect, or to pay premiums therefor promptly when due, or to deliver to Landlord any of such policies or certificates, then Landlord, at its sole option but without obligation to do so, may, if Tenant fails to do so within ten (10) days after notice to Tenant, effect, maintain or renew such insurance (as to Tenant, but not as to any Tenant Parties), and the amount of money paid as the premium thereon, plus interest at the Default Rate set forth in Section 14.3 below, shall be collectible as though it were rent then matured hereunder and due and payable forthwith.

Section 8.5Tenant's Indemnity.
A.To the fullest extent permitted by law, Tenant will defend, indemnify, and hold harmless Landlord and each of its officers, whether appointed or elected, agents, employees, contractors, subcontractors, attorneys, and consultants ("Indemnified Parties") from and against actual out-of-pocket liabilities, third party claims, actual out-of-pocket losses, actual damages, actions, judgments, actual out-of-pocket costs, and actual out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against the Indemnified Parties or Landlord's title in the Premises arising by reason of or in connection with: (a) Tenant's possession, use, occupancy, or control of the Premises, including, without limitation, the development, construction, and operation of the Premises; (b) any accident, injury to or death of persons, or loss of or damage to property occurring during the Term on or about the Premises or the intersections and entrances to the Premises from the public rights-of-way; (c) Tenant’s possession, operation, use, misuse, maintenance, or repair of the Premises; or (d) any failure on the part of Tenant to perform or comply with any of the terms of this Ground Lease (in each case, an “Indemnified Claim”). Landlord shall not be responsible for the loss of or damage to property or injury to or death of persons occurring in or about the Premises during the Term by reason of any future condition, defect, matter, or thing in the Premises, or for the acts, omissions, or negligence of other persons in and about the Premises during the Term, and Tenant agrees to defend, indemnify, and hold the Indemnified Parties harmless from and against all third party claims and actual out-of-pocket liability for same.
B.The indemnification provisions of Section 8.5 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any contractor or subcontractor of Tenant under any workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts. In no event shall the Indemnified Claims include any claims arising solely out of the grossly negligent or willful acts or omissions of the Indemnified Parties.
C.Landlord shall notify Tenant (such notification is herein called a "Notice of Claim" or "Notice of Potential Claim," as the case may be) of any Indemnified Claim or of any occurrence or event that could give rise to an Indemnified Claim ("Potential Claim") for which Landlord or one of the Indemnified Parties is (or believes it is) entitled to be indemnified or defended under this Ground Lease promptly after Landlord obtains actual knowledge of any Indemnified Claim or Potential Claim. A Notice of Claim or Notice of Potential Claim shall specify, in reasonable detail, the nature and estimated amount of any such Indemnified Claim or Potential Claim and the basis for Landlord's belief as to why it or applicable Indemnified Party is entitled to be indemnified or defended. Notwithstanding the foregoing, the failure by Landlord or an Indemnified Party to give such notice shall not relieve Tenant of its indemnification obligations under this Ground Lease, except to the extent that Tenant is materially prejudiced as a result of such failure.

D.If it becomes necessary for Landlord to defend an Indemnified Claim, Landlord may provide Tenant with a Notice of Claims and tender defense of such action to Tenant. Tenant shall accept such tender of defense and Tenant will pay all actual out-of-pocket costs, actual out-of-pocket expenses, and reasonable actual out-of-pocket attorney's fees incurred in effecting such defense, in addition to any other sums which Landlord may be called upon to pay by reason of the entry of a judgment against Landlord in the litigation in which such claim is asserted.
E.The provisions of this Section 8.5 and the respective rights and obligations of Landlord and Tenant hereunder shall continue in full force and effect without regard to the expiration or earlier termination of this Ground Lease.
Section 8.6Subrogation. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other Party entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other Party. Without limiting any release or waiver of liability or recovery contained in any other provision of this Ground Lease but rather in confirmation and furtherance thereof, Landlord waives all claims for recovery from Tenant and its agents, partners and employees, and Tenant waives all claims for recovery from Landlord and its agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Ground Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other Party shall have the right, within ten days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).
ARTICLE 9
CONDITION OF IMPROVEMENTS
Section 9.1Tenant Obligation to Maintain. During the Term, except to the extent (a) this Ground Lease is terminated pursuant to Articles 10 or 12, or (b) Tenant is performing alterations, modifications, demolition or removal of the Improvements in compliance with this Ground Lease and the DHCA, Tenant shall cause the Improvements to be maintained, preserved and kept in good repair and working order and in a safe condition, ordinary wear and tear excepted.
Section 9.2No Landlord Obligation. Landlord shall not, in its capacity as the ground lessor under this Ground Lease, under any circumstances be required to furnish any services or facilities or to make any repairs, replacements or alterations of any nature or description in or to the Premises whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Ground Lease, or to maintain the Premises in any way. Tenant hereby waives the right to make repairs at the expense of Landlord, in its capacity as the ground lessor under this Ground Lease, pursuant to any law in effect at the time of the execution of this Ground Lease or thereafter enacted, and assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, and management of the Premises. Nothing in this Section 9.2 shall be deemed to limit Landlord’s obligations to furnish public services to the Premises or the Project or to make any repairs, replacements or alterations to the Public Improvements, in each case, in the ordinary course of providing governmental services in its capacity as a unit of local government.

Section 9.3Alteration of Improvements. Tenant will not commit any physical waste of the Premises. Tenant may not, without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, alter, modify demolish or remove the Land or the Improvements, except as contemplated or permitted in this Ground Lease or the DHCA. Any such alterations, modifications, demolition or removal consented to by Landlord shall be done in a first-class workmanlike manner, using only good grades of materials and shall comply with all applicable insurance requirements and all material Requirements of Law. Except in the event the Term ends as a result of the exercise of the Purchase Option or Condemnation, Tenant shall, at its election, either remove all Improvements (including foundations, but excluding any Public Improvements) from the Premises at the end of the Term or the end of Tenant's right to remain in possession of the Premises, whichever occurs later, such that the Land is free of debris and from mechanic's liens arising out of such removal and any other liens, easements, exceptions of title, or other encumbrances of record not present on the Ground Lease Commencement Date (unless previously consented by in writing by Landlord or otherwise permitted or contemplated pursuant to terms of this Ground Lease or the DHCA), or Tenant shall deliver all of the Improvements to Landlord at the end of the Term or the end of Tenant's right to remain in possession of the Premises, whichever occurs later, free from mechanic's liens arising by or through Tenant and any other liens, easements, exceptions of title, or other encumbrances of record not present on the Ground Lease Commencement Date (unless previously consented by in writing by Landlord or otherwise permitted or contemplated pursuant to terms of this Ground Lease or the DHCA) and in reasonably good and working condition.
Section 9.4Liens.
A.Tenant will pay or cause to be paid all charges for all work done by Tenant, including without limitation all labor and materials for all construction, repairs, alterations, additions, and/or demolition work to or upon the Premises during the Term, including such work or portion thereof as is required by any governmental entity having jurisdiction or is otherwise required by applicable law, and will not suffer or permit any mechanic's, materialman's, or similar liens for labor or materials furnished to the Premises during the Term or any extensions of this Ground Lease to be filed against the Premises and/or the Improvements; provided, however,  Tenant shall have the right to: (i) contest the amount or validity, in whole or in part, of any such mechanic's, materialman's, or similar liens by appropriate proceedings diligently conducted in good faith, in which event, notwithstanding the provisions of this 9.4, payment of the charges for such work shall be postponed if, and only as long as, neither the Premises nor any part thereof, or interest therein or any income therefrom would by reason of such postponement or deferment, be reasonably expected to be in imminent danger of being forfeited or lost; or (ii) substitute a bond for the Premises and/or Improvements securing such lien claim in accordance with Requirements of Law (i.e., bond over), in which event Tenant shall have no further obligations with respect to such lien claim pursuant to this Section 9.4.

B.Neither Tenant, nor any contractor or subcontractor of Tenant, shall have a right, authority or power to bind Landlord for the payment of any claim for labor or material or for engineering or architect's fees, or for any charge or expense incurred in the erection, construction, alteration, restoration, maintenance, operation or management of the Land or Improvements, or to render Landlord’s interest in the Land liable for any lien or right of lien for any labor, material, services (including management services) or for any other charge for expenses incurred in connection therewith. In addition, neither Tenant nor any contractor or subcontractor of Tenant shall under any circumstances be considered the agent of Landlord in constructing the Improvements or any other work undertaken in connection with any erection or construction of the Improvements.
C.Tenant shall require all of its contractors, subcontractors, suppliers, mechanics and materialmen to pay all invoices together with waivers of lien or conditional waivers, as appropriate, and shall not pay any invoices unless and until such waivers and releases are submitted. Tenant may elect to obtain "trailing waivers" from any parties other than contractors, reflecting payments made in connection with the prior draw application. Tenant shall not make final payment to any contractor, subcontractor, supplier, mechanic or materialman unless and until Tenant receives a "conditional waiver and release upon final payment" from such subcontractor, supplier, mechanic or materialman, together with appropriate proof of the release of all claims against the Premises for work performed or materials supplied.
D.In case of any lien of mechanics or materialmen or others with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant for the Premises having been filed against Landlord or Landlord’s interest in the Premises, if Tenant does not bond over such lien in accordance with Section 9.4(A), then Tenant shall procure and deliver to Landlord a full and complete cancellation and discharge thereof or shall secure Landlord against damage for such failure to discharge or remove the same by either, at the option of Tenant:
(i)depositing with Landlord security in the form of cash in an amount equal to one hundred ten percent (110%) of the total of (i) the amount of the lien, (ii) all interest and penalties payable in connection therewith and (iii) all charges that may or might be assessed against or become a charge on the Landlord or other Improvements, or any part thereof as a result of such lien, such deposit to returned to Tenant upon discharge or satisfaction of such lien; or
(ii)delivering to Landlord security in the amount specified in clause (a) above in the form of a guaranty or bond, provided such guaranty or bond is in a commercially reasonable, industry standard form and is made by a surety reasonably satisfactory to Landlord at such time as to such surety’s financial capability; or
(iii)delivering to Landlord security in the form of a title insurance endorsement to Landlord’s owner's title insurance policy in form and substance reasonably satisfactory to Landlord.

Any sums held by Landlord pursuant to clause (i) above shall be paid by Landlord to the lienholder at the request of Tenant, provided that such utilization results in a full release or satisfaction of the lien it secures, and any balance shall be returned to Tenant. If Tenant shall fail to procure and deliver to Landlord a full and complete cancellation and discharge of any such lien, or to deliver to Landlord the required form of security in the amount so specified, or bond over such lien, in any case, within a time period expiring on the earlier of (x) one hundred twenty (120) days after written notice from Landlord demanding such security or (y) fifteen (15) days after the date the lien claimant files a proceeding to foreclose such lien, Landlord may, but shall not be required to, take all action necessary to release and remove such lien and Tenant shall upon demand reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith with interest thereon accruing at the Default Rate.

E.Tenant shall indemnify Landlord against, and save Landlord harmless from, any and all actual out-of-pocket loss, actual damage, third party claims, actual out-of-pocket liabilities, judgments, interest, actual out-of-pocket costs, actual out-of-pocket expenses, and reasonable actual out-of-pocket attorney's fees arising out of the filing of any such lien described in subparagraph (D) of this Section 9.4.
F.The Parties acknowledge and agree, for themselves and their successors and assigns, that Illinois law prohibits the filing of liens of mechanics or materialmen or others with respect to work, materials or services against real property owned by a unit of government.  Accordingly, this Section 9.4 shall not be deemed or interpreted as a waiver by Landlord or Tenant of, or any limitation on, such statutory prohibition at any time during which Landlord is a unit of government.
Section 9.5Environmental Matters.
A.Tenant shall not cause or permit any Regulated Substance to be placed, held, located, released, transported or disposed of on, under, at or from the Premises in violation of any Environmental Laws. Tenant shall, at its own cost and expense, contain at or remove from the Premises and/or the Improvements or perform any other necessary remedial action regarding any Regulated Substance in any way affecting the Premises and/or the Improvements if such containment, removal or other remedial action is required of the owner and/or operator of the Premises and/or the Improvements under any Environmental Laws during the Term (subject to the following paragraph) and, to the extent Tenant takes any remedial action with respect to any Regulated Substance whether or not so required, Tenant shall perform any containment, removal or remediation of any kind involving any Regulated Substance in any way affecting the Premises and/or the Improvements in compliance with the requirements of all material Environmental Laws. Tenant shall promptly provide Landlord with written notice (and a copy as may be applicable) of any of the following: (i) Tenant's obtaining knowledge or notice of any kind of the presence, or any actual or threatened release, of any Regulated Substance in any way affecting the Premises and/or the Improvements in violation of any Environmental Laws; (ii) Tenant's receipt or submission, or Tenant's obtaining knowledge or notice of any kind, of any report, citation, notice or other communication from or to any federal, state or local governmental or quasi-governmental authority regarding any Regulated Substance in any way affecting the Premises and/or the Improvements; or (iii) Tenant's obtaining knowledge or notice of any kind of the incurrence of any cost or expense by any federal, state or local governmental or quasi-governmental authority or any private party in connection with the assessment, monitoring, containment, removal or remediation of any kind of any Regulated Substance in any way affecting the Premises and/or the Improvements, or of the filing or recording of any lien on the Premises and/or the Improvements or any portion thereof in connection with any such action or Regulated Substance in any way affecting the Premises and/or the Improvements.

Tenant shall defend all actions against the Landlord and pay, protect, indemnify and save harmless Landlord, its directors, officers, employees and agents from and against any and all actual out-of-pocket liabilities, actual out-of-pocket losses, actual damages, actual out-of-pocket costs, actual out-of-pocket expenses (including, without limitation, reasonable attorneys' and consultant's fees, response and cleanup costs, court costs, and litigation expenses), causes of action, suits, third party claims, demands or judgments of any nature relating to any action brought against Landlord arising out of or in any way relating to any violation or claimed violation of Environmental Laws by Tenant with respect to the Premises and/or the Improvements. If at the expiration or other termination of this Ground Lease any response or cleanup of a condition involving Regulated Substances is required of Tenant and/or the Premises and/or the Improvements by any federal, state or local governmental authority and such condition first arose during the Term as a result of Tenant's acts or omissions, then Tenant shall remain solely responsible for such requirement and Landlord's actual damages for breach of this Ground Lease. The foregoing indemnity shall survive the expiration or earlier termination of this Ground Lease.

ARTICLE 10
DAMAGE OR DESTRUCTION

Notwithstanding any contrary law, subject to Tenant’s right to terminate this Ground Lease pursuant to this Article 10, Rent shall not be suspended or abated as a result of any damage or destruction to, and/or during any restoration or rebuilding of, the Premises and/or the Improvements. If, at any time during the Term, the Land or the Improvements or any part thereof shall be damaged or destroyed by a casualty (the "Damaged Facilities"), Tenant, at its sole cost and expense, shall, except as otherwise provided in this Article 10, commence and thereafter proceed as promptly as possible to repair, restore and replace the Damaged Facilities as nearly as possible to their condition immediately prior to the casualty.  If, however, the Casualty is a Substantial Casualty, then Tenant may, by notice to Landlord given within six (6) months after the Casualty, but only with Leasehold Mortgagee’s (if any) consent, terminate this Ground Lease effective sixty (60) days after such notice; provided, however, that (i) Tenant shall remove all Improvements (including foundations, but excluding any Public Improvements) from the Premises in accordance with Section 9.3, and (ii) such termination shall not terminate any of Tenant’s obligations or liabilities under this Ground Lease that are expressly stated herein to survive the termination of this Ground Lease.

ARTICLE 11
SUBLETTING AND ASSIGNMENT
Section 11.1No Assignment or Subletting. Except (i) as permitted in Section 15.2 in connection with or arising out of a grant by Tenant of a Leasehold Mortgage to an Institutional Lender, (ii) as otherwise provided in this Section 11.1 or Section 11.2 below, or (iii) in connection with a Permitted Transfer (as defined in the DHCA), Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (a) assign this Ground Lease or any interest hereunder or (b) permit any assignment of this Ground Lease by operation of law, or (c) sublet the Premises or any part thereof.  After an assignment and the assumption by assignee of Tenant’s obligations under this Ground Lease first arising and accruing thereafter, the assignor shall have no obligation or liability under this Ground Lease for such obligations.  Tenant may, without Landlord’s consent, sublease space at the Premises or in the Improvements to any Person for any use that does not violate the DHCA.  Further, Tenant may, without Landlord’s consent, enter into occupancy, license or concession agreements with any Person for any use or occupancy of space at the Premises or in the Improvements that does not violate the DHCA.

Section 11.2Transfers of Control.  For purposes of this Article 11, a transfer at any one time or from time to time of more than fifty percent (50%) of an interest in Tenant or in an entity that controls Tenant (whether, directly or indirectly, pursuant to stock, partnership interest or other form of ownership or control, but excluding any transfer of securities listed on a recognized securities exchange) by any Person or Persons or entity or entities having an ownership interest in or other control of Tenant as of the Effective Date shall be deemed to be an "assignment". Notwithstanding the foregoing to the contrary, this Section 11.2 shall not prohibit: (a) transfers among existing members of Tenant; (b) an issuance, assignment or transfer of direct or indirect interests in Tenant related to infusions of new capital into such entity under circumstances where the owners of such entity prior to such issuance, assignment or transfer maintain, directly or indirectly, their capital in and day-to-day operating control of such entities; (c) an assignment or transfer of direct or indirect interests in Tenant by a member thereof to a third party, so long as such transfer or assignment does not result in a change in direct or indirect day-to-day control of Tenant; (d) an assignment or transfer of indirect interests in Tenant resulting from a transfer of an interest in an entity that directly or indirectly owns or controls multiple entities and not only Tenant, provided that the assignment or transfer is not designed to circumvent the requirement of Landlord's consent with respect to certain assignments of this Ground Lease; or (e) any Permitted Transfer.
Section 11.3Assignment by Landlord. Landlord shall cause any transferee of Landlord's interest in the Premises to assume Landlord's obligations under this Ground Lease.
ARTICLE 12
CONDEMNATION
Section 12.1General. If at any time during the Term there is a taking or damaging, including severance damage, of all or any part of the Premises, the Improvements and/or the Project, or the right of possession thereof, by eminent domain, inverse condemnation, or for any public or quasi-public use under the law (each such event, a "Condemnation"), which may occur pursuant to the entry by a court of competent jurisdiction of a final judgment order, or by a voluntary sale of all or any part of the Premises, the Improvements and/or the Project to the condemning authority (or to a designee of the condemning authority), provided that, with respect to such voluntary sale, the Premises, the Improvements and/or the Project or such part thereof is then under the threat of condemnation or such sale occurs by way of settlement of a condemnation action, the rights and obligations of the Parties shall be as set forth in this Article 12.
Section 12.2Notice. In case of the commencement of any proceedings or negotiations which might be in lieu of or result in a Condemnation of all or any portion of the Premises, the Improvements and/or the Project during the Term, the Party learning of such proceedings shall promptly give written notice of such proceedings or negotiations to the other Party. Such notice shall describe, with as much specificity as is reasonable, the nature and extent of such Condemnation or the nature of such proceedings or negotiations and of the Condemnation which might result therefrom, as the case may be, and shall include a copy of any notice, information or documentation received from the condemning authority.

Section 12.3Waiver. The parties intend that this Ground Lease fully govern all of their rights and obligations in the event of a Condemnation with respect to the Premises and/or the Improvements. Accordingly, Landlord and Tenant each hereby waive the provisions of 735 ILCS 30/10-5-90, as such Sections may from time to time be amended, replaced, or restated, with respect to the Premises or the Improvements.
Section 12.4Major Condemnation. In the event of a Major Condemnation (as defined in the DHCA), this Ground Lease and all of Tenant's right, title, interest and future obligations thereunder shall terminate on the date when title to the condemned property vests in the condemning authority by delivery of a deed or entry of a final judgment order establishing the date on which the vesting of title will occur (the "Condemnation Date"); provided, however, that such termination shall not terminate any of Tenant’s obligations or liabilities under this Ground Lease that are expressly stated herein to survive the termination of this Ground Lease.
Section 12.5Partial Condemnation. In the event of a Condemnation other than a Major Condemnation or Temporary Easement (a "Partial Condemnation"):
A.This Ground Lease and all of Tenant’s right, title and interest thereunder shall terminate on the Condemnation Date only with respect to the portion of the Premises or Tenant's leasehold estate in the Premises so taken; provided, however, that such termination shall not terminate any of Tenant's obligations or liabilities under this Ground Lease that are expressly stated herein to survive the termination of this Ground Lease;
B.This Ground Lease shall remain in full force and effect as to the portion of the Premises and Tenant's leasehold estate in the Premises not so taken that remains immediately after such Partial Condemnation;
C.Tenant shall proceed promptly to restore the Premises in a manner consistent with the terms and conditions set forth in this Ground Lease and the DHCA; and
D.The Annual Guaranteed Minimum Rent and the Annual Percentage Minimum Rent payable hereunder during the unexpired Term and the Purchase Price shall be each reduced to such extent as may be fair and reasonable under the circumstances, and Landlord and Tenant shall negotiate in good faith such reductions in the Annual Guaranteed Minimum Rent, the Annual Percentage Minimum Rent and the Purchase Price.  If the parties cannot agree upon the applicable reductions in the Annual Guaranteed Minimum Rent, the Annual Percentage Minimum Rent and the Purchase Price, then the parties agree to settle any such dispute by arbitration as provided in Section 12.10.
Section 12.6Allocation of Condemnation Award. All amounts, compensation, sums or value paid, awarded or received for a Condemnation attributable to the Premises or the Improvements, whether pursuant to judgment, this Ground Lease, settlement or otherwise (the "Condemnation Award") to either Landlord or Tenant on account of a Condemnation, shall, if applicable, be paid in accordance with the following:

FIRST, to the extent required by any Leasehold Mortgage, Tenant's Leasehold Mortgagee, if any, shall receive a sum equal to the unpaid principal balance of any Leasehold Mortgage, with interest thereon at the rate specified therein to the date of payment, or so much thereof as the balance of the award is sufficient to pay (such payments to be made in order of lien priority and pari passu to Leasehold Mortgagees with liens of the same priority);

SECOND, Landlord shall receive such portion of the award as shall represent compensation for the fair market value of the Land taken, considered as vacant and unimproved and unencumbered by this Ground Lease and such portion of such award, if separately stated in the award or decree as shall represent consequential damages, if any, to the portion of the Land not taken, considered as vacant and unimproved and unencumbered by this Ground Lease; and

THIRD, Tenant shall receive the entire balance of the award, if any.

Notwithstanding the foregoing to the contrary, if Landlord is the condemning authority with respect to any Condemnation, then Landlord shall not receive any portion of the applicable Condemnation Award (and Tenant shall receive the entire balance of the award after the payment of the portion of the Condemnation Award to any Leasehold Mortgagees as described above).

Notwithstanding anything in this Ground Lease to the contrary, all amounts, compensation, sums or value paid, awarded or received for a Condemnation attributable to the 10-Acre Parcel (as defined in the DHCA) shall be payable entirely to Tenant and Landlord shall have no rights or claims with respect thereto.

Section 12.7Temporary Easement. In the event of any Condemnation of all or any of the Premises and/or the Improvements or Tenant's leasehold estate in the Premises for a temporary period lasting less than the remaining Term of this Ground Lease, other than in connection with a Partial Condemnation for the remainder of the Term (a "Temporary Easement"), this Ground Lease shall remain in full force and effect, and, to the extent feasible, Tenant shall proceed promptly to restore the Premises in a manner consistent with the terms and conditions set forth in in this Ground Lease and the DHCA. In such event, any Condemnation Award shall be payable entirely to Tenant (unless Tenant terminations this Ground Lease and the period of the Temporary Easement shall extend beyond the expiration of the Term, in which case such Condemnation Award shall be apportioned between Landlord and Tenant as of the day of the Term in the same ratio that the part of the entire period for such compensation is made falling on or before the day of expiration and that part falling after, bear to such entire period). Notwithstanding the foregoing to the contrary, if any Condemnation of all or any of the Project or Tenant's leasehold estate in the Premises for a temporary period relates to a period longer than ninety (90) days and renders ten percent (10%) or more of the total useable area of the building (or buildings or other structures) included in the Project or ten percent (10%) or more of the total number of parking spaces available at the Project and/or the building (or buildings or other structures) included in the Project not capable of being used or occupied, then Tenant may, by notice within ninety (90) days after the expiration of such ninety (90) day period, terminate this Ground Lease effective as of the date designated by Tenant in such notice.
Section 12.8Benefit of Landlord and Tenant. Except as otherwise expressly provided in this Ground Lease, the requirements of this Article 12 are for the benefit only of Landlord and Tenant, and no other Person shall have or acquire any claim against Landlord or Tenant as a result of any failure of Landlord or Tenant to actually undertake or complete any restoration as provided in this Article 12 or to obtain the evidence, certifications and other documentation provided for herein.

Section 12.9Reserved.
Section 12.10Arbitration.
A.The Parties agree that any dispute, claim, or controversy arising under Section 12.5 and/or such other matters hereunder as the Parties may mutually determine (individually or collectively, a “Limited Arbitrable Dispute”) shall be resolved through arbitration as provided in this Section 12.10.
B.Either Party shall give the other Party written notice of any Limited Arbitrable Dispute (“Dispute Notice”) which Dispute Notice shall set forth the nature of the dispute and the amount of loss, damage, and cost of expense claimed, if any, or the position of the Party with respect to the Limited Arbitrable Dispute.
C.Within thirty (30) days of the Dispute Notice, the Parties shall meet to negotiate in good faith to resolve the Limited Arbitrable Dispute.  No time bar defenses shall be available based upon the passage of time during any negotiation called for by this Section.
D.In the event the Limited Arbitrable Dispute is unresolved within ninety (90) days of the Dispute Notice by good faith negotiations, the Dispute shall be arbitrated upon the filing by either Party of a written demand, with notice to the other Party, to the American Arbitration Association (“AAA”) (to the extent such rules are not inconsistent as provided for herein).  Within twenty (20) days after the filing of such arbitration demand, the Parties shall each select one person to act as arbitrator, and the two so selected shall select a third arbitrator within twenty (20) days of the commencement of the arbitration.  If a Party fails to select an arbitrator or the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within the allocated time, the arbitrator(s) not selected shall be appointed by AAA in accordance with its rules. The arbitrators shall be selected from a list supplied by AAA and shall be neutral and independent and must be either an attorney with at least ten (10) years of active practice or be a retired judge.  Arbitration of the Limited Arbitrable Dispute shall be governed by the then current Commercial Arbitration Rules of AAA.  Within thirty (30) days after the selection of the three (3) arbitrators has been completed, each Party shall submit to the arbitrators a best and final settlement offer with respect to each issue submitted to the arbitrators and an accompanying statement of position containing supporting facts, documentation and data.  Upon such Limited Arbitrable Dispute being submitted to the arbitrators for resolution, the arbitrators shall assume exclusive jurisdiction over the Limited Arbitrable Dispute, and shall utilize such consultants or experts as they shall deem appropriate under the circumstances to assist in the resolution of the Limited Arbitrable Dispute, and will be required to make a final binding determination of a majority of the arbitrators with a reasoned opinion, not subject to appeal, within forty-five (45) days of the date of submission.  Nothing herein shall prevent either Party to seek injunctive or equitable relief in the 19th Judicial Circuit Court of Lake County, Illinois or, where applicable, in the federal court for the Northern District of Illinois, to maintain the status quo in furtherance of arbitration.
E.For each issue decided by the arbitrators, the arbitrators shall award the reasonable expenses of the proceeding, including reasonable attorneys' fees, to the prevailing Party with respect to such issue.  The arbitrators in arriving at their decision shall consider the pertinent facts and circumstances as presented in evidence and be guided by the terms and provisions of this Ground Lease and applicable law, and shall apply the terms of this Ground Lease without adding to, modifying or changing the terms in any respect (except as expressly provided in Section 12.5(D)), and shall apply the laws of the State of Illinois to the extent such application is not inconsistent with this Ground Lease.
F.Any arbitration award may be entered as a judgment in the 19th Judicial Circuit Court of Lake County, Illinois or, where applicable, in the federal court for the Northern District of Illinois.  A printed transcript of any such arbitration proceeding shall be kept and each of the Parties shall have the right to request a copy of such transcript, at its sole cost.
G.The Parties agree that, in addition to monetary relief, the arbitrators may make an award of equitable relief including a temporary, preliminary or permanent injunction and the Parties further agree that the arbitrators are empowered to enforce any of the provisions of this Ground Lease.
ARTICLE 13
EASEMENTS; LANDLORD'S ACCESS
Section 13.1Easements.
A.Except as provided in Section 13.3, Landlord will not grant any easements, licenses or other rights which would permit any third party to obtain rights to the Premises (other than mortgages or deeds of trust granted by Landlord pursuant to Article 15) and/or the Improvements or modify any of the Permitted Encumbrances.
B.Landlord reserves the right to access and utilize the Land as necessary to complete its obligations under this Ground Lease and the DHCA.
Section 13.2Landlord's Access to Premises. Except as provided in Section 13.1(B) of this Ground Lease, and other than in the event of an emergency involving an imminent threat to persons or property in the regular exercise of its police and regulatory powers as a home rule municipality in service to the public health, safety, or welfare, in which event Landlord may gain such access to the Premises and Improvements as is necessary, Landlord may not have any entry or access to the Premises or Improvements (i) except at reasonable times, (ii) in any manner which interrupts, interferes with or diminishes the operations of Tenant in the demised premises or would cause Tenant to incur costs or expenses that Tenant would not have incurred but for such entry, or (iii) in any matter that would violate the requirements of the Illinois Gambling Act or regulations promulgated by the IGB.
Section 13.3Application(s) and Filings. Upon Tenant’s request, Landlord shall, without cost to Landlord, promptly join in and execute any Application or Filing as Tenant may from time to time request, provided that:  (a) such Application or Filing is in customary form and imposes no material obligations (other than obligations that are ministerial in nature or merely require compliance with Requirements of Law) upon Landlord; (b) no uncured Tenant’s Default exists; and (c) Tenant reimburses Landlord’s reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in performing under this paragraph. Tenant shall have the right to obtain any approvals from governmental authorities necessary under applicable Requirements of Law, including, without limitation, land use and zoning approvals, to authorize the construction of the Project or any other Construction Work and the operation of the uses permitted pursuant to Section 7.1 on the Premises.

ARTICLE 14
DEFAULT PROVISIONS
Section 14.1Tenant's Default.
A.Tenant shall be in default under this Ground Lease (“Tenant’s Default”) if: (i) failure shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Ground Lease and such failure shall continue for fifteen business days after written notice thereof from Landlord; (ii) Tenant shall fail to maintain the insurance required by Article 8 of this Ground Lease and such failure shall continue for ten days after written notice thereof from Landlord; (iii) failure shall be made in the observance or performance of any of the other covenants or conditions in this Ground Lease which Tenant is required to observe and perform and such failure shall continue for thirty days after written notice to Tenant, unless such failure cannot reasonably be cured within such thirty day period, in which event Tenant shall have such additional reasonable period of time as is necessary to cure such failure provided it is diligently pursing such a cure during such additional period of time, (iv) the interest of Tenant in this Ground Lease shall be levied on under execution or other legal process and the same is not dismissed, stayed or vacated within one hundred eighty days thereafter other than in connection with the exercise by a Leasehold Mortgagee of its rights under a Leasehold Mortgage, or (v) an Event of Default (as defined in the DHCA) occurs under the DHCA, Landlord may treat the occurrence of any Tenant’s Default as a breach of this Ground Lease, and thereupon at its option may, with or without further notice or demand of any kind to Tenant or any other person, be entitled to exercise any rights and remedies set forth in Section 14.1(B) of this Ground Lease.
B.Upon Tenant’s Default, Landlord, subject to Sections 14.6 and 14.7 below, may, in addition to all other rights and remedies provided by law or equity, from time to time, to which Landlord may resort cumulatively or in the alternative, enter upon and repossess the Premises or any part thereof by legal process, summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or repossession of the Premises or any part thereof by Landlord shall be construed as an election by Landlord to terminate this Ground Lease unless notice of such termination be given to Tenant or unless the termination of this Ground Lease be decreed by a court of competent jurisdiction. Tenant hereby waives the right to interpose counterclaims (other than compulsory counterclaims) in any summary proceeding instituted by Landlord against Tenant in any court or in any action instituted by Landlord in any court for unpaid Rent under this Ground Lease. Landlord shall use reasonable efforts to mitigate its damages arising from, or in connection with, any Tenant’s Default.
Section 14.2Landlord's Cure of Tenant's Default. If Tenant shall default in the performance or observance of any agreement or condition of this Ground Lease other than an obligation to pay money to Landlord and shall not cure such default within the applicable cure period under Section 14.1, Landlord, at its option, without waiving any claim for breach of this Ground Lease, may at any time thereafter cure such default for the account of Tenant, and any amount paid or any contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant shall reimburse Landlord therefor and save Landlord harmless therefrom; provided, however, that, if Tenant is not diligently pursuing the cure of such default, Landlord may cure such default as aforesaid prior to the expiration of said waiting period but after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due hereunder. Tenant hereby agrees to pay Landlord interest on such amount at the Default Rate described below in Section 14.3. No entry by Landlord in accordance with the provisions of this Section 14.2 shall be deemed to be an eviction of Tenant.  Nothing in this Section 14.3 shall limit Landlord’s rights under Section 13.2.

Section 14.3Interest on Unpaid Sums. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent due hereunder will cause Landlord to incur costs not contemplated by this Ground Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of Rent due from Tenant shall not be received by Landlord or Landlord's designee within fifteen days after the date on which such sum is due, Tenant shall pay to Landlord interest on said rent at the Default Rate (as defined in the DHCA) from the date such Rent was due. Acceptance of interest by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
Section 14.4Default by Landlord. If any act or omission by Landlord, as the ground lessor under this Ground Lease, would give Tenant the right to sue for damages from Landlord or to claim any rights with respect to this Ground Lease, Tenant will not sue for such damages or exercise any such rights until: (i) it shall have given written notice of the act or omission to Landlord; and (ii) such default shall continue for thirty days after such written notice to Landlord, unless such default cannot reasonably be cured within such thirty day period, in which event Landlord shall have such additional reasonable period of time as is necessary to cure such default provided it is diligently pursing such a cure during such additional period of time.
Section 14.5Intentionally Omitted.
Section 14.6Leasehold Mortgagee's Right to Cure.
A.Provided Tenant has provided Landlord with written notice of the existence of a Leasehold Mortgage, together with Leasehold Mortgagee’s address and a contact party, simultaneously with the giving to Tenant of any notice of default under this Ground Lease, Landlord shall give a duplicate copy thereof to such Leasehold Mortgagee by registered mail, return receipt requested, and no such notice to Tenant shall be effective unless a copy of the same has been so sent to each such Leasehold Mortgagee. Any Leasehold Mortgagee shall have the right (but not the obligation) to cure any default by Tenant under this Ground Lease within the same period by which Tenant is required to effectuate any such cure plus (a) an additional 30 days for any monetary default hereunder and (b) an additional 90 days for any non-monetary default hereunder; provided that any such 90 day period shall be extended to the extent that the default is of the nature that it cannot reasonably be expected to be cured within such 90 day period and

Leasehold Mortgagee is diligently prosecuting such cure to completion or otherwise has commenced action to enforce its rights and remedies under any Leasehold Mortgage to recover possession of the Premises and/or the Improvements. In all cases, Landlord agrees to accept any performance by any Leasehold Mortgagee of any obligations hereunder as if the same had been performed by Tenant, and shall not terminate this Ground Lease or Tenant’s right to possession until the requisite time periods for cure by each Leasehold Mortgagee have been exhausted pursuant to the terms hereof; provided, however, that no Leasehold Mortgagee shall be obligated to cure any default by Tenant or any other matter.  Upon the written request of any Leasehold Mortgagee or prospective Leasehold Mortgagee, and for the exclusive benefit of said Leasehold Mortgagee, Landlord will promptly deliver to said Leasehold Mortgagee such form of Landlord’s consent and waiver as may be reasonably required to assure such Leasehold Mortgagee that Landlord will comply with this Section 14.6.
B.In the event of a non-monetary default which cannot be cured without obtaining possession of the Premises and/or the Improvements or that is otherwise personal to Tenant and not susceptible of being cured, Landlord will not terminate this Ground Lease or Tenant’s right to possession without first giving Leasehold Mortgagee (or its designee) reasonable time within which to obtain possession of the Premises and/or Improvements, including possession by a receiver, or to institute and complete foreclosure proceedings. Upon acquisition of Tenant’s interest in this Ground Lease and performance by such Leasehold Mortgagee of all covenants and agreements of Tenant, except those which by their nature cannot be performed or cured by any Person other than Tenant, Landlord’s right to terminate this Ground Lease and right to possession of the tenant hereunder shall be waived with respect to the matters which have been cured by Leasehold Mortgagee.  This Section 14(B) shall not limit Section 15.2(H) of this Ground Lease.
Section 14.7Gaming Laws.  This Ground Lease is subject to the Gaming Laws.  Notwithstanding anything to the contrary set forth in this Ground Lease, Landlord acknowledges and agrees that certain rights, remedies and powers under this Ground Lease (including its exercise of remedial rights upon the Premises or the Improvements) may be exercised only to the extent that (i) the exercise thereof does not violate any applicable laws, rules and regulations of the Gaming Authorities, including Gaming Laws, and (ii) all necessary approvals, licenses and consents from the Gaming Authorities required in connection therewith are obtained. Notwithstanding any other provision of this Ground Lease, Tenant expressly authorizes Landlord to cooperate with the applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over Tenant, including, without limitation, to the extent not inconsistent with the internal policies of Landlord and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Gaming Authorities relating to Landlord, Tenant, Guarantor or this Ground Lease. The Parties acknowledge that the provisions of this Section 14.7 shall not be for the benefit of Tenant or any other Person. Each of the Parties hereto acknowledge that this Ground Lease is not effective unless and until approved by the IGB.
Section 14.8Future Modifications.  If any modification of this Ground Lease is required to comply with requirements of the Gaming Laws, as the same may be amended from time-to-time, or an order of the Gaming Authorities or IGB, Landlord and Tenant shall cooperate in good faith to negotiate and enter into such modification.
ARTICLE 15
FINANCING

Section 15.1Landlord’s Financing. Landlord may mortgage its fee interest in the Premises subject to the provisions of this Section 15.1. The following shall apply to Fee Mortgages: (a) all Fee Mortgages shall be expressly subject and subordinate to this Ground Lease, any new lease with a Leasehold Mortgagee or its designee described in subparagraph (O) of Section 15.2, and all amendments, modifications, and extensions thereof and shall include the Fee Mortgagee's agreement to execute and deliver to each Leasehold Mortgagee an agreement in accordance with subparagraph (P) of Section 15.2; and (b) Tenant shall not subordinate this Ground Lease without the prior written consents of all Leasehold Mortgagees. Landlord hereby represents and warrants that no Fee Mortgages are in effect as of the Effective Date.  Landlord shall not enter into any Fee Mortgage that violates this Section 15.1.
Section 15.2Tenant's Financing. Tenant shall have the right, at any time and from time to time, in addition to any other rights herein granted and without any requirement, to obtain Landlord's consent to encumber or to mortgage or grant a security interest in and to all or any part of Tenant’s right, title and interest in and to this Ground Lease and Tenant's leasehold interest in this Ground Lease, under one or more Leasehold Mortgages for the purpose of obtaining financing, and/or to assign this Ground Lease as collateral security for such Leasehold Mortgages including but not limited to a mortgage to be executed on or after the Effective Date for the benefit of Collateral Trustee; provided, however, in each such case the Leasehold Mortgagee shall be an Institutional Lender. This Ground Lease shall be freely assignable to a Leasehold Mortgagee, its nominees or designees, or to any purchaser at foreclosure sale or through a power of sale or other enforcement proceeding or by a deed in lieu of foreclosure or otherwise without the consent of Landlord. Each of Landlord and Tenant acknowledges that so long as Tenant has provided Landlord with written notice of the existence of a Leasehold Mortgage, together with Leasehold Mortgagee’s address and a contact party, and so long as such Leasehold Mortgage shall remain unsatisfied of record or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply in respect of such Leasehold Mortgage notwithstanding any other provisions of this Ground Lease to the contrary:
A.There shall be no cancellation, termination, surrender, acceptance of surrender, amendment or modification of this Ground Lease by joint action of Landlord and Tenant, nor shall Landlord recognize any such action by Tenant alone, without in each case the prior consent in writing of any Leasehold Mortgagee (which shall not be unreasonably withheld, delayed or conditioned). Nor shall any merger result from the acquisition by, or devolution upon, any person or entity of both the fee estate in the Premises and the leasehold estate created by this Ground Lease. Any attempted cancellation, termination, surrender, amendment, modification or merger of this Ground Lease without the prior written consent of all Leasehold Mortgagees (which shall not be unreasonably withheld, delayed or conditioned) shall be of no force or effect;
B.Each Leasehold Mortgagee shall be given notice of any arbitration or action, suit or other proceeding or dispute between the Parties and shall have the right to intervene therein and be made a party thereto if Tenant fails to do so. In any event, each Leasehold Mortgagee shall receive notice, and a copy, of any award, decision or judgment rendered in such arbitration, action, suit or other proceeding.
C.If there is a Condemnation in respect of the Premises, any award of payment which is to be paid to Tenant shall, if required under any Leasehold Mortgage, be paid instead to the

Leasehold Mortgagees in accordance with the priority of their liens and in accordance with the terms of Section 12.6 of this Ground Lease and the applicable Leasehold Mortgage. If a Condemnation results in a termination of this Ground Lease, Tenant's portion of the award or payment shall be paid to the Leasehold Mortgagees in accordance with the priority of their liens and the provisions of their respective Leasehold Mortgages, with any remaining balance paid to Tenant.
D.No payment made to Landlord by any Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Ground Lease; and the Leasehold Mortgagee having made any payment or portion thereof to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided it shall have made demand therefor not later than one year after the date of its payment.
E.In connection with the rights of a Leasehold Mortgagee to cure Tenant's defaults under this Ground Lease and to protect its security, Landlord and Tenant hereby expressly grant to each Leasehold Mortgagee, and agree that each Leasehold Mortgagee shall have, the absolute and immediate right to enter in and upon the Premises and the Improvements or any part thereof to such extent and as often as the Leasehold Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or to cure any such default by Tenant, without any obligation to do so.
F.In the event any right granted to a Leasehold Mortgagee under this Section 15.2 shall by its nature only be exercisable by one Leasehold Mortgagee, and if there are multiple Leasehold Mortgagees, then only the Leasehold Mortgagee holding the most senior Leasehold Mortgage shall be entitled to do so unless such Leasehold Mortgagee delegates its right to exercise such right to a Leasehold Mortgagee holding a junior Leasehold Mortgage.
G.In the event a Leasehold Mortgagee or its designee (by foreclosure, conveyance in lieu of foreclosure or otherwise), or the purchaser at a foreclosure sale or the assignee or designee of such purchaser, acquires Tenant's interest in this Ground Lease, the Leasehold Mortgagee or its designee shall not be bound by any modification or amendment to this Ground Lease entered into after Leasehold Mortgagee acquired a security interest in the Tenant’s interest in this Ground Lease not otherwise previously approved by the Leasehold Mortgagee.
H.In the event a Leasehold Mortgagee or its designee (by foreclosure, conveyance in lieu of foreclosure or otherwise), or the purchaser at a foreclosure sale or the assignee or designee of such purchaser, acquires Tenant's interest herein, such party shall thereupon become Tenant under this Ground Lease and hereby agrees to perform each and all of Tenant's obligations and covenants hereunder (including the payment of past due Rent); provided, however, that any defaults by Tenant under this Ground Lease which do not involve the payment of money and which cannot be satisfied or cured by such party shall be deemed waived.
I.Nothing in this Section 15.2 or Section 14.6 shall be deemed or construed to create or impose any obligation, covenant or liability, whatsoever, upon a Leasehold Mortgagee: (a) for the payment of Annual Minimum Rent and Additional Rent or any additional monetary sums due under this Ground Lease; (b) for the performance of any of Tenant's covenants and agreements hereunder; or (c) to cure any default by the Tenant under this Ground Lease, and neither Tenant nor Landlord shall have any claims against a Leasehold Mortgagee for its failure to make any payment or take any action which it is entitled to take under this Section 15.2 until such time as such Leasehold Mortgagee assumes possession of the Premises or acquires the Tenant's interest in the Ground Lease, and then only for as long as it remains in possession or the owner of the leasehold estate created thereby, and Landlord expressly waives any and all such claims.
J.The liability of any Leasehold Mortgagee, its successors and assigns, under this Ground Lease shall be limited in all respects to its interest in this Ground Lease and the leasehold estate created hereby and such Leasehold Mortgagee shall have no personal liability hereunder and no judgment or decree shall be enforceable beyond the interest of such Leasehold Mortgagee in the leasehold estate created under this Ground Lease or shall be sought or entered in any action or proceeding brought in connection with this Ground Lease.
K.Notwithstanding anything to the contrary contained in this Ground Lease, if a Leasehold Mortgagee or its designee shall acquire title to Tenant's interest in this Ground Lease, by foreclosure of its Leasehold Mortgage thereon or by assignment in lieu of foreclosure, such Leasehold Mortgagee or designee may freely assign this Ground Lease without the consent of Landlord and shall thereupon be released from all liability for the performance or observance of the covenants and conditions in this Ground Lease contained on Tenant's part to be performed and observed from and after the date of such assignment; provided, however, that the assignee shall have assumed, pursuant to legally binding written instruments, the obligations of Tenant under the Ground Lease and the DHCA that first accrue from and after the date of such assumption.
L.Subject to the terms of its Leasehold Mortgage and to the extent permitted therein, should a Leasehold Mortgagee be entitled to the appointment of a receiver for all or any part of the Premises and/or the Improvements (a "Receiver"), without regard to whether such Leasehold Mortgagee has commenced an action to foreclose the lien of its Leasehold Mortgage and without regard to the nature of the action in which the appointment of a receiver is sought, Landlord agrees that it will not oppose any such appointment, whether or not entitled by the terms of this Ground Lease to do so. Notwithstanding anything to the contrary contained in this Ground Lease, the appointment of the Receiver for the Premises or the Improvements by any court at the request of a Leasehold Mortgagee or by agreement between Tenant and such Leasehold Mortgagee, or the entering into possession of the Premises or the Improvements by such Receiver, shall not be deemed to make such Leasehold Mortgagee a “mortgagee-in-possession" or otherwise liable in any manner with respect to the Premises or the Improvements and shall not, in and of itself, constitute default under this Ground Lease.
M.Tenant and Landlord agree that the provisions of this Section 15.2 are for the benefit of and shall be enforceable by each Leasehold Mortgagee, its respective successors and assigns, provided that each such Leasehold Mortgagee, and its respective successors and assigns, comply with the provisions of this Section 15.2.
N.Each Leasehold Mortgage shall expressly provide that, the rights granted by Tenant to the Leasehold Mortgagee respecting all rights and interests of Tenant under this Ground Lease are at all times subject and subordinate to the rights and interests of Landlord as fee owner of the Premises. Further, each Leasehold Mortgage shall provide that the Leasehold Mortgagee will execute such reasonable agreements and instruments as may be required by Landlord and/ or its lenders to further evidence such subordination. Tenant acknowledges and agrees that Landlord’s title in and to the Land shall at all times be superior to and paramount to the interest in the Land of

Tenant and anyone claiming by, through or under Tenant including, without limitation, any Leasehold Mortgagee or other encumbrancer, assignee or subtenant of Tenant.
O.If the Ground Lease is terminated because of a default by Tenant, or because of a disaffirmance or rejection of the Ground Lease by a receiver, liquidator, or trustee for Tenant or Tenant’s property that has taken possession of Tenant’s business or property because of Tenant’s insolvency or alleged insolvency, at the time of such termination, then Landlord shall give notice thereof to Leasehold Mortgagee and upon Leasehold Mortgagee’s request made within sixty days after delivery of such notice to Leasehold Mortgagee. Upon payment to Landlord of all rent and other monies due and payable by Tenant under the Ground Lease immediately prior to such termination of the Ground Lease, as well as all sums that would have become payable under the Ground Lease by Tenant to Landlord to the date of execution and delivery of the new lease as provided below, had the Ground Lease not been terminated, together with reasonable attorneys’ fees and expenses in connection therewith and in connection with the removal of Tenant from the Premises, and the curing of all defaults under the Ground Lease that are within Leasehold Mortgagee’s power to cure, and the performance of all of the covenants and provisions under the Ground Lease that are within Leasehold Mortgagee’s power to perform up to the date of the execution and delivery of the new lease as provided below, giving credit, however, for any net income actually collected by Landlord from the Premises and the Improvements, Landlord shall enter into a new lease of the Premises and the Improvements (to the extent thereof as of the date of termination) with Leasehold Mortgagee or its designee for the remainder of the term of the Ground Lease (and, at Leasehold Mortgagee’s election, Landlord shall convey to Leasehold Mortgagee, by a customary form of quitclaim deed in the State of Illinois, all of Landlord’s right, title and interest in and to the Improvements other than the Pre-Existing Improvements), at the same rent and on the same terms and conditions as contained in the Ground Lease and dated as of the date of termination of the Ground Lease. Leasehold Mortgagee or its designee, as tenant under the new lease, shall have priority equal to Tenant’s estate under the Ground Lease (that is, there shall be no charge, lien, or burden upon the Premises or improvements prior to or superior to the estate granted by such new lease that was not prior to or superior to Tenant’s estate under the Ground Lease as of the date immediately preceding the date the Ground Lease went into default, except, however, any charge, lien or burden that should not have been permitted and/or should have been discharged by Tenant under the terms of the Ground Lease).
P.Landlord, upon request, shall execute, acknowledge, and deliver to any Leasehold Mortgagee an agreement, by and among Landlord, Tenant, and Leasehold Mortgagee (provided the same has been previously executed by Tenant and Leasehold Mortgagee) agreeing to all of the provisions of this Article 15 and Section 14.6, in form and substance reasonably satisfactory to such Leasehold Mortgagee and Landlord.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out of pocket costs and expenses including, but not limited to, attorneys’ fees, incurred in connection with a request from Tenant or a Leasehold Mortgagee for such an agreement.
Q.Landlord agrees that any insurance proceeds paid in connection with any fire or other casualty affecting the Premises and/or the Improvements shall be paid and applied in accordance with the terms of the most senior Leasehold Mortgage and related loan documents.
ARTICLE 16
HOLDING OVER AND SURRENDER

Except where Tenant exercises its right to purchase the Premises pursuant to Article 2 of this Ground Lease, at the termination of this Ground Lease by lapse of time or otherwise, Tenant shall yield up immediate possession of the Premises to Landlord and, failing so to do, Tenant hereby agrees to pay to Landlord an amount equal to one hundred fifty percent (150%) of the quarterly installments of the Annual Minimum Rent applicable immediately prior to the expiration of the Term, as set forth in Section 4.2 of this Ground Lease, for each quarter or fractional quarter such holding over (prorated on a per diem basis for any partial calendar quarter), plus the actual amount of Additional Rent for the holdover period, plus any other damages prescribed by law; provided, however, that Landlord shall not be entitled to seek any consequential damages due to any holding over unless such holding over continues for more than ninety (90) days after the termination of this Ground Lease.

ARTICLE 17
PROPERTY OF TENANT
Section 17.1Personal Property, Trade Fixtures and Equipment. Tenant may, at its sole cost and expense, install any trade fixtures, equipment, and other personal property of a temporary or permanent nature used in connection with the development, construction, and operation of the Project on or at the Premises, and Tenant shall have the right at any time during the Term to remove any and all such trade fixtures, equipment, and other personal property that it may have stored or installed upon or at the Premises.
Section 17.2Abandonment of Property. In case Tenant shall decide not to remove any part of its trade fixtures, equipment, or other personal property upon expiration or earlier termination of this Ground Lease, Tenant shall notify Landlord in writing not fewer than ninety days prior to the scheduled expiration of the Term, or within thirty days after the earlier termination of this Ground Lease, specifying those items of trade fixtures, equipment, installations made pursuant to Section 17.1, or other personal property that Tenant has decided not to remove. If, within thirty days after service of such notice (“Abandonment Notice”), Landlord shall request (“Removal Notice”) Tenant to remove any of said trade fixtures, equipment, or other personal property, Tenant shall, at its own expense, at or before the scheduled expiration of the Term, or, in the event of the earlier termination of this Ground Lease, no later than sixty days after Landlord delivers the Removal Notice to Tenant, remove said trade fixtures, equipment, and other personal property and, in case of damage by reason of such removal, restore the Premises to good order and condition. Any of Tenant's trade fixtures, equipment, and other personal property not removed by Tenant upon the expiration or earlier termination of this Ground Lease shall, after the expiration of the removal period described in this Section 17.2, if any, be considered abandoned by Tenant ("Abandoned Property") and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without liability or obligation on Landlord's part to pay or account for, same. Except for any trade fixtures, equipment, and other personal property identified in the Abandonment Notice and not requested to be removed pursuant to the Removal Notice, Tenant will pay all reasonable costs and expenses incurred by Landlord in removing, sorting, or disposing of Tenant's trade fixtures, equipment, and other personal property and repairing all damage to the Premises caused by removal of Tenant's trade fixtures, equipment, and other personal property which Tenant has failed to remove despite Landlord's request therefor. At the request of Landlord, Tenant will, at such time, execute, acknowledge, and deliver to Landlord a bill of sale or other appropriate conveyance document evidencing the transfer to Landlord of all right, title and interest of Tenant in and to the Abandoned Property.

ARTICLE 18
ESTOPPEL CERTIFICATES
Section 18.1Estoppel Certificates. Landlord and Tenant each agree to furnish, at any time and from time to time, so long as this Ground Lease shall remain in effect, upon not less than twenty-one days prior written request by the other Party, a statement (an “Estoppel Certificate”) in writing certifying (i) that this Ground Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified, stating the modifications), (ii) that the dates to which the Rent and other charges have been paid in advance, if any, (iii) that to the best knowledge of the certifying Party, there are no defaults under the Ground Lease by Landlord or Tenant, as the case may be, except such defaults as may be specified in such statement, (iv) that, in the case of Landlord, to its best knowledge, it is not in default under any mortgage or deed of trust encumbering the Premises and that in the case of Tenant, to its best knowledge, it is not in default under any leasehold mortgage encumbering Tenant's leasehold interest under this Ground Lease, and (v) such other matters as the requesting Party shall reasonably request, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchasers or assignees of Landlord's or Tenant's respective interests, any prospective mortgagee, holder of any mortgage, or assignee of any mortgage upon Tenant's interest in the Premises or the Improvements or any prospective subtenant of all or any portion of the Premises. Notwithstanding anything contained herein to the contrary, in no event shall either Party be required to furnish more than two Estoppel Certificates in any twelve consecutive month period; provided, however, that Tenant may request multiple Estoppel Certificates for the same transaction or financing simultaneously (which shall be deemed to constitute only one Estoppel Certificate). Tenant shall reimburse Landlord for all of Landlord’s reasonable out of pocket costs and expenses including, but not limited to, reasonable attorneys’ fees, incurred in connection with a request from Tenant for an Estoppel Certificate.
ARTICLE 19
NOTICES
Section 19.1Manner of Making Notices. In every case where under any of the provisions of this Ground Lease or in the opinion of either Landlord or Tenant, or otherwise, it shall or may become necessary or desirable to make or give any declaration, approval or notice of any kind, it shall be sufficient if a copy of any such declaration, approval or notice is hand delivered, sent by nationally recognized overnight delivery company, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by electronic mail (and if transmitted before 5:00 p.m. Central Time on a business day, then such notice sent by electronic mail shall be deemed given on the same business day, otherwise such notice shall be deemed given on the next business day, provided that no error or failure of delivery message is received by the sender, and provided that in the case notice is sent by electronic mail, a copy must be sent the same business day by one of the other methods set forth in this Section 19.1 unless the recipient affirmatively replies to such message and acknowledges receipt [i.e. not an automated return receipt]), in each case properly addressed to Landlord or Tenant (as the case may be) at the following address (or such other address as may hereafter be given in writing as the address for notice hereunder by one Party to the other):

If to Landlord:

City of Waukegan
100 North Martin Luther King, Jr. Avenue
Waukegan, Illinois 60085
Attention: Noelle Kischer-Lepper, Director of Planning & Economic Development
Email: noelle.kischer@waukeganil.gov

with a copy to:

Elrod Friedman LLP
325 North LaSalle Street, Suite 450
Chicago, Illinois 60654
Attention: Stewart J. Weiss
Email: stewart.weiss@elrodfriedman.com

If to Tenant:

FHR-Illinois LLC
c/o Full House Resorts, Inc.
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135
Attention: Alex J. Stolyar, SVP & Chief Development Officer
Email: astolyar@fullhouseresorts.com

and

FHR-Illinois LLC
c/o Full House Resorts, Inc.
1980 Festival Plaza Drive, Suite 680
Las Vegas, Nevada 89135
Attention: Elaine Guidroz
Email: eguidroz@fullhouseresorts.com

and

FHR-Illinois LLC
600 Lakehurst Road
Waukegan, Illinois 60085
Attention: Jeff Babinski
Email: jbabinski@americanplace.com

with a copy to:

Taft Stettinius & Hollister LLP
111 East Wacker Drive, Suite 2800
Chicago, Illinois 60601
Attention: Cezar M. Froelich, Kimberly M. Copp

Email: cfroelich@taftlaw.com, kcopp@taftlaw.com

Copies of all notices shall be given to Leasehold Mortgagee(s) at the address(es) provided by Tenant or by Leasehold Mortgagee(s), as the case may be; provided, however, all notices to Collateral Trustee to be given to:

Wilmington Trust, National Association

50 S. Sixth Street, Suite 1290

Minneapolis, MN 55402

Attn: Full House Resorts Notes Administrator

Facsimile: (612) 217-5651

Section 19.2When Notice Deemed Given. Whenever a notice which is required by this Ground Lease to be given by either Party hereto to the other Party, the notice shall be considered as having been given on the day on which the notice was hand delivered or delivered by overnight delivery company, or on the day placed in the United States mails as provided by this Article.
ARTICLE 20
MISCELLANEOUS
Section 20.1Covenants to Run with the Land. All the covenants, agreements, conditions and undertakings in this Ground Lease shall extend and inure to and be binding upon the successors and permitted assigns of each of the parties hereto, the same as if they were in every case named and expressed, and the same shall be construed as covenants running with the land. Wherever in this Ground Lease reference is made to any of the Parties hereto, it shall be held to include and apply to, wherever applicable, also the successors and permitted assigns of each such Party, the same as if in each and every case so expressed.
Section 20.2Survival of Indemnity and Payment Obligations. Each obligation to indemnify, defend and hold harmless provided for in this Ground Lease and to pay any amounts accruing under this Ground Lease prior to the date of expiration or termination of this Ground Lease shall survive the expiration or termination of this Ground Lease.
Section 20.3No Merger of Estates. There shall be no merger of this Ground Lease or the leasehold estate created by this Ground Lease with any other estate or interest in the Premises by reason of the fact of the same person, firm, corporation (including the Tenant), or other entity acquiring or owning or holding, directly or indirectly, this Ground Lease or the leasehold interest created by this Ground Lease or any interest in this Ground Lease, and any such other estate or interest in the Premises or any part thereof, and no such merger shall occur unless and until all corporations, firms, and other entities having an interest (including a security interest) in this Ground Lease or the leasehold interest created by this Ground Lease and any such other estate or interest in the Premises or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.
Section 20.4Relationship of Parties. Neither anything in this Ground Lease nor any acts of the Parties shall be construed or deemed by the Parties, or by any third person, to create the relationship of principal and agent, or of partnership, or of joint venture, or of any association between the Parties.

Section 20.5Successors and Assigns. The words "Landlord" and "Tenant" and the pronouns referring thereto, as used in this Ground Lease, shall mean, where the context requires or permits, the persons named herein as Landlord and as Tenant, respectively, and their respective heirs, legal representatives, successors, and assigns, irrespective of whether singular or plural, or masculine, feminine, or neuter. The agreements and conditions in this Ground Lease contained on the part of Landlord to be performed and observed shall be binding upon Landlord and its heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Tenant and its heirs, legal representatives, successors, and assigns; and the agreements and conditions on the part of Tenant to be performed and observed hereunder shall be binding upon Tenant and its heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Landlord and its heirs, legal representatives, successors, and assigns.
Section 20.6Entire Agreement. This Ground Lease (including the DHCA and all Exhibits to both instruments) contains the entire and only agreement between the parties with respect to the subject matter of this Ground Lease, and no oral statements or representations or prior written matter or negotiations not contained in this Ground Lease shall have any force or effect. This Ground Lease shall not be modified, amended, canceled, surrendered, or terminated in any way except by a writing, subscribed by authorized representatives of the Party against whom it is to be enforced, which writing shall contain the written consent of each Leasehold Mortgagee.
Section 20.7Force Majeure Occurrences. In the event that Landlord or Tenant are delayed or prevented from performing any of their respective obligations during the Term because of an occurrence of Force Majeure,  then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the delayed Party shall not be liable for losses or damages caused by such delays; provided, however, that this Section 20.7 shall not apply to the payment of any rent required to be paid by Tenant hereunder.
Section 20.8Memorandum of Lease. The Parties agree, concurrently with the execution of this Ground Lease, to execute a memorandum of this Ground Lease in the form attached hereto as Exhibit D recording in the chain of title of the Land, setting forth the parties hereto, the date of this Ground Lease and the term of this Ground Lease, and said memorandum shall be promptly recorded by Tenant.  Either Landlord or Tenant may record a memorandum of any amendment or modification of this Ground Lease, provided the memorandum shall not include the financial terms of this Ground Lease (as so amended or modified). Each Party shall, upon the request of the other, join in the execution of a memorandum of any amendment or modification of this Ground Lease in proper form for recordation together with any transfer tax returns or forms necessary for such recordation. The Party requesting such memorandum of any amendment or modification of this Ground Lease shall be responsible for the payment of any recording fees.
Section 20.9Invalidity of Provisions. If any provision of this Ground Lease or the application thereof to any Person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Ground Lease, or the application of such provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Ground Lease shall be valid and be enforced to the fullest extent permitted by law.
Section 20.10Remedies Cumulative. Except as otherwise expressly provided in this Ground Lease: no remedy herein or otherwise conferred upon or reserved to Landlord or Tenant shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute; and every power and remedy given by this Ground Lease to Landlord or Tenant may be exercised from time to time and as often as occasion may arise or as may be deemed expedient by Landlord or Tenant, as the case may be. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default shall impair any such right or power, nor shall it be construed to be a waiver of any such default or an acquiescence therein.

Section 20.11Waiver of Remedies Not to be Inferred. No waiver of any breach of any of the covenants or conditions of this Ground Lease shall be construed to be a waiver of any other breach or to be a waiver of, acquiescence in, or consent to any further or succeeding breach of the same or similar covenant or condition.
Section 20.12Amendments. None of the covenants, terms or conditions of this Ground Lease to be kept and performed by Landlord or Tenant shall in any manner be waived, modified, changed or abandoned except by a written instrument approved by Landlord’s corporate authorities and signed by both Parties (provided that any waiver need only be signed by the Party against whom enforcement of such waiver is sought).
Section 20.13Singular and Plural. Any word contained in the text of this Ground Lease, including but not by way of limitation "Tenant" and "Landlord", shall be read as the singular or the plural and as the masculine, feminine or neuter gender as may be applicable in the particular context.
Section 20.14Captions. The captions of this Ground Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Ground Lease.
Section 20.15Governing Law; Consent to Jurisdiction. This Ground Lease shall be governed by, and enforced in accordance with, the internal laws, but not the conflicts of laws rules, of the State of Illinois. Exclusive jurisdiction with regard to the commencement of any actions or proceedings arising from, relating to, or in connection with this Ground Lease will be in the 19th Judicial Circuit Court of Lake County, Illinois or, where applicable, in the federal court for the Northern District of Illinois, and each Party consents to the jurisdiction of such courts. The Parties waive their respective right to transfer or change the venue of any litigation filed in the 19th Judicial Circuit Court of Lake County, Illinois or the federal court for the Northern District of Illinois. The Parties further acknowledge and agree: (i) that the Parties shall not enter into binding arbitration to resolve any contract dispute, except as provided in Sections 12.5 and 12.10; and (ii) Landlord does not waive any rights, powers, or affirmative defenses provided by the Local Governmental and Governmental Employees Tort Immunity Act (745 ILCS 10/1-101 et seq.).
Section 20.16Attorneys' Fees. In the event of a dispute between the parties resulting in litigation, the prevailing Party (as determined by the court, agency, or other authority before which such litigation is commenced) shall have the right to recover its court costs, reasonable attorneys' fees, and reasonable expenses incurred in connection with prosecuting or defending such litigation from the non-prevailing Party.
Section 20.17Counterparts. This Ground Lease may be executed in one or more counterparts, with signatures to one being deemed signatures to each such counterpart, each of which shall be deemed one and the same instrument. Electronic signatures appearing on this Ground Lease are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Section 20.18Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Ground Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Ground Lease. Tenant agrees to indemnify, defend and hold harmless Landlord and the Indemnified Parties from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the Tenant's dealings with any real estate broker or agent. Landlord agrees to indemnify, defend and hold harmless Tenant from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the Landlord’s dealings with any real estate broker or agent. The terms of this Section 20.18 shall survive the expiration of the Term or earlier termination of this Ground Lease.
Section 20.19Time is of the Essence. Time is of the essence of this Ground Lease and each of its provisions, subject to Section 20.7 of this Ground Lease.
Section 20.20No Third Party Beneficiaries. No claim as a third party beneficiary under this Ground Lease by any person, firm, or corporation (except Leasehold Mortgagees) shall be made, or be valid, against Landlord or Tenant.
Section 20.21References to DHCA: Conflicts. As the context requires, for purposes of this Ground Lease the term "Developer" as used in the DHCA shall mean Tenant hereunder, the term "City" as used in the DHCA shall mean Landlord hereunder.  In the event of any conflict between the provisions of this Ground Lease and the DHCA, the provisions of the DHCA shall control.
Section 20.22Guaranty. Concurrently with Tenant’s execution and delivery of this Ground Lease, Tenant shall provide to Landlord a Limited Guaranty in the form attached hereto as Exhibit E from Tenant’s parent company, Full House Resorts, Inc., a Delaware corporation.
Section 20.23Landlord’s Representations and Warranties.  Landlord represents and warrants to Tenant that the following facts and conditions exist and are true as of the Effective Date:
A.Except as otherwise disclosed on Schedule 20.23, there is no existing or, to Landlord’s knowledge, pending or threatened litigation, suit, action, or proceeding before any court or administrative agency affecting Landlord, any constituent entity or individual of Landlord, or the Premises that would, if adversely determined, adversely affect Landlord, the Premises, or Tenant’s ability to develop and operate the Premises for the Project;
B.Except for the DHCA, Landlord is not a party to any contract for any alteration, addition, development, redevelopment, modification, expansion, demolition, restoration, or other construction or reconstruction work affecting any or all improvements from time to time constituting part of the Premises, or the construction or reconstruction of any new improvements, or repair of any existing improvements, located on or at the Premises.  No Person has the right to claim any mechanic’s or supplier’s lien arising from any labor or materials furnished to the Premises before the Effective Date (excluding any labor or materials furnished to Tenant pursuant to the TCE).
C.Tenant is the only lessee of the Premises.  No other Person has any right to lease, use, or occupy the Premises.
D.Except for the Purchase Option, neither Landlord nor any of its Affiliates has  entered into any, and to the knowledge of Landlord there are no, agreements currently in effect pursuant to which any party has any right of first refusal, option or other right to purchase all or any part of the Premises.
Section 20.24No Consequential Damages. Except as otherwise provided in Article 16 above, Landlord and Tenant each hereby agrees that, whenever either Party shall be entitled to seek or claim damages against the other Party by reason of a breach of this Ground Lease by such Party, in enforcement of any indemnity obligation, or for misrepresentation or breach of warranty, or otherwise, neither Landlord nor Tenant shall seek, nor shall there be awarded or granted by any court, arbitrator, or other adjudicator, any speculative, consequential, collateral, special, punitive, or indirect damages, whether such breach shall be willful, knowing, intentional, deliberate, or otherwise. Except as otherwise provided in Article 16 above, the Parties intend that any damages awarded to either Party shall be limited to the actual, direct damages sustained by the aggrieved Party in question. Except as otherwise provided in Article 16 above, neither Party shall be liable for any loss of profits suffered or claimed to have been suffered by the other.
Section 20.25Waiver of Jury Trial. LANDLORD AND TENANT EACH WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GROUND LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.
Section 20.26No Waiver of Regulatory Authority.  The Parties agree and acknowledge that this Ground Lease is entered into by Landlord in accordance with its constitutional authority to contract with individuals, associations, and corporations in any manner not prohibited by law or ordinance. Nothing set forth herein shall be deemed to limit, waive or otherwise modify Landlord’s regulatory authority as a home rule municipal corporation including, without limitation, the legislative discretion of the City Council (including any subsidiary board thereof) to grant or withhold any approvals, consents, permits, licenses or similar enactments as well as the exercise of Landlord’s police powers to preserve the health, safety, and welfare of the City and its residents.
ARTICLE 21
EXHIBITS AND ADDENDA TO LEASE

Attached to this Ground Lease, and incorporated into and made a part of this Ground Lease by this reference, are the following:

(a)	EXHIBIT A-1: Legal Description of the Land

(b)	EXHIBIT A-2: Depiction of the Land
(c)	EXHIBIT B: Purchase and Sale Agreement
(d)	EXHIBIT C: Tenant’s Required Insurance Coverage
(e)	EXHIBIT D:Form of Memorandum of Ground Lease
(f)	EXHIBIT E: Form of Guaranty
(g)	EXHIBIT F:Permitted Encumbrances
(h)	SCHEDULE 20.23: Litigation

[Remainder Intentionally Left Blank. Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Ground Lease, effective as of the day and year first above written.

LANDLORD:

CITY OF WAUKEGAN,

an Illinois home rule municipality

By:	/s/ Ann B. Taylor
Ann B. Taylor, Mayor

ATTEST:

By:	/s/ Janet E. Kilkelly
Janet E. Kilkelly, City Clerk

TENANT:

FHR-ILLINOIS LLC,

a Delaware limited liability company

By:	/s/ Elaine Guidroz
Elaine Guidroz, Vice President and Secretary

[Signature Page – Ground Lease]